                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO. 333-130755

STRUCTURAL AND COLLATERAL INFORMATION

$1,112,917,000 (APPROXIMATE OFFERED CERTIFICATES)

$1,290,340,802 (APPROXIMATE TOTAL COLLATERAL BALANCE)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1
OFFERED CLASSES A-1, A-2, A-3, A-SB, A-4, A-1A, A-M AND A-J CERTIFICATES

BANC OF AMERICA COMMERCIAL MORTGAGE TRUST 2008-1
ISSUING ENTITY

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR AND MORTGAGE LOAN SELLER

BARCLAYS CAPITAL REAL ESTATE INC.
SPONSOR AND MORTGAGE LOAN SELLER

BANK OF AMERICA, NATIONAL ASSOCIATION
MASTER SERVICER

CWCAPITAL ASSET MANAGEMENT LLC
SPECIAL SERVICER

JUNE 2008

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU
SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS
THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER
AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY
DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO
DG.PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE SECURITIES MAY NOT BE
SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND THE OTHER
UNDERWRITERS AND THEIR AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE
SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL
BANKING RELATIONSHIP WITH THE ISSUER. SEE "IMPORTANT NOTICE REGARDING THE
OFFERED CERTIFICATES" IN THIS FREE WRITING PROSPECTUS.

                                   ----------

BANC OF AMERICA SECURITIES LLC                                  BARCLAYS CAPITAL

                                   ----------

                                    CITIGROUP

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOLS
BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY
THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE
OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN YOU ARE
CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO
BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN PRICED AND WE
HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY "INDICATIONS
OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY US, WILL NOT
CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

                                   ----------

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.
(each an "Underwriter" and, together, the "Underwriters") make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information in these materials is current as of the date appearing on the material only. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and subject to change. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other
Underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

                                   ----------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                   ----------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT
BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.
THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN
CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS
ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR
CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                   ----------

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                TABLE OF CONTENTS

Transaction Structure
   Structure Overview ..........................................................        5
   Transaction Terms ...........................................................        7
Mortgage Pool Characteristics as of the Cut-off Date

   Prepayment Provisions Based On Outstanding Principal Balance -- All Mortgage
   Loans .......................................................................       16
   Prepayment Provisions Based On Outstanding Principal Balance -- Loan Group 1
   Mortgage Loans ..............................................................       17
   Prepayment Provisions Based On Outstanding Principal Balance -- Loan Group 2
   Mortgage Loans ..............................................................       18
   Mortgage Loan Balloon Payments Related to Selected Classes ..................       19
Ten Largest Mortgage Loans

Contact Information ............................................................   Back Cover

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

           CERTIFICATE   ANTICIPATED    APPROXIMATE   APPROXIMATE               WEIGHTED                       ASSUMED
            BALANCE OR     RATINGS      PERCENTAGE      INITIAL                  AVERAGE                        FINAL
             NOTIONAL      MOODY'S/     OF INITIAL       CREDIT                   LIFE        PRINCIPAL     DISTRIBUTION
CLASS       AMOUNT(1)       S&P(2)     POOL BALANCE     SUPPORT     RATE TYPE   (YEARS)(3)    WINDOW(3)       DATE(3)
-------   ------------   -----------   ------------   -----------   ---------   ----------   ----------   ------------------

A-1(4)    $ 21,500,000     Aaa/AAA        1.666%       30.000%(4)       (5)        2.60        1 --  53    November 10, 2012
A-2(4)    $ 28,000,000     Aaa/AAA        2.170%       30.000%(4)       (5)        4.51       53 --  57     March 10, 2013
A-3(4)    $ 75,000,000     Aaa/AAA        5.812%       30.000%(4)       (5)        6.12       74 --  74     August 10, 2014
A-SB(4)   $ 35,000,000     Aaa/AAA        2.712%       30.000%(4)       (5)        6.43       57 --  99   September 10, 2016
A-4(4)    $518,504,000     Aaa/AAA       40.183%       30.000%(4)       (5)        9.15       99 -- 114    December 10, 2017
A-1A(4)   $225,233,000     Aaa/AAA       17.455%       30.000%(4)       (5)        8.06        1 -- 115    January 10, 2018
A-M       $129,034,000     Aaa/AAA       10.000%       20.000%          (5)        9.50      114 -- 115    January 10, 2018
A-J       $ 80,646,000     Aaa/AAA        6.250%       13.750%          (5)        9.54      115 -- 115    January 10, 2018

NON-OFFERED CERTIFICATES(6)

         CERTIFICATE      ANTICIPATED   APPROXIMATE  APPROXIMATE                        WEIGHTED                 ASSUMED
          BALANCE OR        RATINGS     PERCENTAGE     INITIAL                           AVERAGE                  FINAL
           NOTIONAL         MOODY'S/    OF INITIAL      CREDIT                            LIFE      PRINCIPAL   DISTRIBUTION
CLASS     AMOUNT(1)          S&P(2)    POOL BALANCE    SUPPORT          RATE TYPE      (YEARS)(3)   WINDOW(3)      DATE(3)
-----  -----------------  -----------  ------------  -----------  -------------------  ----------  ----------  -----------------

XW     $1,290,340,801(7)    Aaa/AAA         N/A         N/A       Variable Rate(7)           (7)      N/A             N/A
B      $   14,516,000       Aa1/AA+        1.125%       12.625%           (5)             9.54     115 -- 115   January 10, 2018
C      $   14,516,000        Aa2/AA        1.125%       11.500%           (5)             9.58     115 -- 116  February 10, 2018
D      $   11,290,000       Aa3/AA--       0.875%       10.625%           (5)             9.62     116 -- 116  February 10, 2018
E      $   11,290,000        A1/A+         0.875%        9.750%           (5)             9.62     116 -- 116  February 10, 2018
F      $   11,290,000         A2/A         0.875%        8.875%           (5)             9.62     116 -- 116  February 10, 2018
G      $   12,903,000        A3/A-         1.000%        7.875%           (5)             9.62     116 -- 116  February 10, 2018
H      $   14,516,000      Baa1/BBB+       1.125%        6.750%           (5)             9.69     116 -- 117    March 10, 2018
J      $   14,516,000       Baa2/BBB       1.125%        5.625%           (5)             9.70     117 -- 117    March 10, 2018
K      $   14,516,000      Baa3/BBB-       1.125%        4.500%           (5)             9.70     117 -- 117    March 10, 2018
L      $   11,290,000       Ba1/BB+        0.875%        3.625%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018
M      $    4,838,000        Ba2/BB        0.375%        3.250%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018
N      $    6,451,000       Ba3/BB-        0.500%        2.750%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018
O      $    3,225,000        B1/B+         0.250%        2.500%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018
P      $    4,838,000         B2/B         0.375%        2.125%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018
Q      $    3,225,000        B3/B-         0.250%        1.875%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018
S      $   24,203,801        NR/NR         1.875%        0.000%   Min (Fixed, WAC)(8)     9.70     117 -- 117    March 10, 2018

(1)  As of the delivery date. Subject to a variance of plus or minus 5.0%.

(2)  It is a condition to their issuance that the classes of certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard &
     Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in the chart above. The ratings on the offered certificates do not represent any assessments of: (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized. See "RATINGS" in the prospectus supplement.

(3)  Based on the maturity assumptions (as defined under "YIELD AND MATURITY
     CONSIDERATIONS" in the prospectus supplement). As of the delivery date, the
     "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its related maturity date, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "YIELD AND MATURITY
     CONSIDERATIONS" in the prospectus supplement.

(4)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 86 mortgage loans, representing approximately 82.5% of the initial pool balance. Loan group 2 will consist of 24 mortgage loans, representing approximately 17.5% of the initial pool balance. Loan group 2 will include approximately 95.9% of the initial pool balance of all the mortgage loans secured by multifamily properties and will include approximately 32.8% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW
     Certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-SB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. Interest distributions on the Class XW Certificates will be based on amounts available relating to mortgage loans in loan group 1 and loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB and
     Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class
     A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates pro
     rata without regard to loan groups.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       5

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

(5)  The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
     Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
     Class H, Class J and Class K Certificates will accrue interest at either:
     (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or
     (iv) the weighted average net mortgage rate less a specified percentage.

(6)  Not offered by the prospectus supplement. The Class V Certificates
     (representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date) and the Class R-I and Class R-II Certificates (representing the sole class of
     "residual interests" in REMIC I and REMIC II, respectively) are also not offered by the prospectus supplement. Any information we provide in the prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the Offered Certificates.

(7)  The Class XW Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates as described in the prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in the prospectus supplement.
     See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in the prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in
     the prospectus supplement.

(8)  The Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        6

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

TRANSACTION TERMS

     NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
     MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT DATED JUNE __ 2008.

ISSUE TYPE                       REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A,
                                 A-M and A-J Certificates (collectively, the
                                 "Offered Certificates") are offered publicly.

CUT-OFF DATE                     All Mortgage Loan characteristics are based on
                                 balances as of the Cut-off Date, which is June
                                 1, 2008. All percentages presented herein are
                                 approximate.

MORTGAGE POOL                    The Mortgage Pool consists of 110 Mortgage
                                 Loans (the "Mortgage Loans") with an aggregate
                                 balance as of the Cut-off Date of
                                 $1,290,340,802 (the "Initial Pool Balance").
                                 For purposes of making distributions to the
                                 Class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 Certificates, the Mortgage Pool will be deemed
                                 to consist of two distinct loan groups, Loan
                                 Group 1 and Loan Group 2. Loan Group 1 will
                                 consist of 86 Mortgage Loans, representing
                                 approximately 82.5% of the Initial Pool Balance
                                 as of the Cut-off Date. Loan Group 2 will
                                 consist of 24 Mortgage Loans, representing
                                 approximately 17.5% of the Initial Pool Balance
                                 as of the Cut-off Date. The Mortgage Loans are
                                 secured by 142 properties (the "Mortgaged
                                 Properties") located throughout 33 states.

DEPOSITOR                        Banc of America Commercial Mortgage Inc.

ISSUING ENTITY                   Banc of America Commercial Mortgage Trust
                                 2008-1.

SPONSORS                         Bank of America, National Association ("Bank of
                                 America" or "BofA") and Barclays Capital Real
                                 Estate Inc. ("BCRE").

MORTGAGE LOAN SELLERS            Bank of America and BCRE.

UNDERWRITERS                     Banc of America Securities LLC and Barclays
                                 Capital Inc. are acting as co-lead managers.
                                 Banc of America Securities LLC is acting as the
                                 sole bookrunner with respect to all classes of
                                 Offered Certificates. Citigroup Global Markets
                                 Inc. is acting as co-manager.

TRUSTEE                          Wells Fargo Bank, N.A.

CERTIFICATE ADMINISTRATOR AND
REMIC ADMINISTRATOR              LaSalle Bank National Association

MASTER SERVICER                  Bank of America, National Association, for all
                                 of the mortgage loans other than: (i) the Apple
                                 Hotel Portfolio Pari Passu Mortgage Loan
                                 (identified as Loan No. 3409444 on ANNEX A to
                                 the prospectus supplement), which will be
                                 master serviced by Wells Fargo Bank, National
                                 Association pursuant to the terms of the
                                 pooling and servicing agreement relating to the
                                 Morgan Stanley Capital I Trust 2008-TOP29,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2008-TOP29; and (ii) the Arundel Mills
                                 Pari Passu Mortgage Loan (identified as Loan
                                 No. 3407568 on ANNEX A to the prospectus
                                 supplement), which will be master serviced by
                                 Bank of America, National Association pursuant
                                 to the terms of the pooling and servicing
                                 agreement relating to the Banc of America
                                 Commercial Mortgage Inc., Commercial Mortgage
                                 Pass-Through Certificates, Series 2007-4. See
                                 "THE SERVICERS--The Master Servicer" in the
                                 prospectus supplement.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        7

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

SPECIAL SERVICER                 CWCapital Asset Management LLC, for all of the
                                 mortgage loans other than: (i) the Apple Hotel
                                 Portfolio Pari Passu Mortgage Loan (identified
                                 as Loan No. 3409444 on ANNEX A to the
                                 prospectus supplement), which will be special
                                 serviced by Centerline Servicing Inc. pursuant
                                 to the terms of the pooling and servicing
                                 agreement relating to the Morgan Stanley
                                 Capital I Trust 2008-TOP29, Commercial Mortgage
                                 Pass-Through Certificates, Series 2008-TOP29;
                                 and (ii) the Arundel Mills Pari Passu Mortgage
                                 Loan (identified as Loan No. 3407568 on ANNEX A
                                 to the prospectus supplement), which will be
                                 special serviced by Midland Loan Services, Inc.
                                 pursuant to the terms of the pooling and
                                 servicing agreement relating to the Banc of
                                 America Commercial Mortgage Inc., Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2007-4. See "THE SERVICERS--The Special
                                 Servicer" in the prospectus supplement.

RATING AGENCIES                  Moody's Investors Service, Inc. ("Moody's") and
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. ("S&P").

DENOMINATIONS                    $10,000 minimum for the Class A-1, A-2, A-3,
                                 A-SB, A-4, A-1A, A-M and A-J Certificates.

SETTLEMENT DATE                  On or about June 27, 2008.

SETTLEMENT TERMS                 Book-entry through DTC for all Offered
                                 Certificates.

DISTRIBUTION DATE                The 10th day of each month, or if such 10th day
                                 is not a Business Day, the next succeeding
                                 Business Day. The first Distribution Date with
                                 respect to the Offered Certificates will occur
                                 in July 2008.

DETERMINATION DATE               For any Distribution Date, the earlier of (i)
                                 the 6th day of the month in which the related
                                 Distribution Date occurs, or if such 6th day is
                                 not a Business Day, then the immediately
                                 preceding Business Day, and (ii) the fourth
                                 Business Day prior to the related Distribution
                                 Date.

INTEREST DISTRIBUTIONS           Each Class of Offered Certificates will be
                                 entitled on each Distribution Date to interest
                                 accrued at its Pass-Through Rate for such
                                 Distribution Date on the outstanding
                                 certificate balance of such Class during the
                                 prior calendar month. Interest will be
                                 distributed on each Distribution Date in
                                 sequential order of class designations with the
                                 Class A-1, A-2, A-3, A-SB, A-4, A-1A and XW
                                 Certificates ranking pari passu in entitlement
                                 to interest. For additional discussion of the
                                 interest distributions, see "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in the prospectus
                                 supplement.

PRINCIPAL DISTRIBUTIONS          Principal will be distributed on each
                                 Distribution Date to the Classes of
                                 Certificates (other than the Class XW, V, R-I
                                 and R-II Certificates) outstanding with the
                                 earliest sequential Class designation until its
                                 Certificate Balance is reduced to zero (except
                                 that the Class A-SB Certificates are entitled
                                 to certain priority on each Distribution Date
                                 with respect to being paid down to their
                                 planned principal balance as described in the
                                 prospectus supplement). Generally, the Class
                                 A-1, A-2, A-3, A-SB and A-4 Certificates will
                                 only be entitled to receive distributions of
                                 principal collected or advanced in respect of
                                 Mortgage Loans in Loan Group 1 until the
                                 Certificate Balance of the Class A-1A
                                 Certificates has been reduced to zero, and the
                                 Class A-1A Certificates will only be entitled
                                 to receive distributions of principal collected
                                 or advanced in respect of Mortgage Loans in
                                 Loan Group 2 until the Certificate Balances of
                                 the Class A-1, A-2, A-3, A-SB and A-4
                                 Certificates have been reduced to zero. If, due
                                 to losses, the Certificate Balances of the
                                 Class A-M through Class S Certificates are
                                 reduced to zero but any two or more classes of
                                 Class A-1, A-2, A-3, A-SB, A-4 or A-1A
                                 Certificates remain outstanding, payments of
                                 principal to the outstanding Class A-1, A-2,
                                 A-3, A-SB, A-4 and A-1A Certificates will be
                                 made on a pro rata

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        8

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 basis without regard to loan groups. For
                                 additional discussion of the principal
                                 distributions, see "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in the prospectus
                                 supplement.

LOSSES                           To be applied first to the Class S
                                 Certificates, then to the next most subordinate
                                 Class of sequential pay certificates until the
                                 certificate balance of each such succeeding
                                 Class of sequential pay certificates is reduced
                                 to zero, and following the reduction of the
                                 Certificate Balance of the Class A-M
                                 Certificates to zero, pro rata to the Class
                                 A-1, A-2, A-3, A-SB, A-4 and A-1A Certificates;
                                 however (i) with respect to each of: (1) the
                                 Apple Hotel Portfolio Pari Passu Mortgage Loan
                                 (Loan No. 3409444), (2) the IBP Pari Passu
                                 Mortgage Loan (Loan No. 3291622) and (3) the
                                 Arundel Mills Pari Passu Mortgage Loan (Loan
                                 No. 3407568) and (ii) with respect to the
                                 University Green Apartments A/B Mortgage Loan
                                 (Loan No. 3293370), losses will be applied
                                 first to the subordinate note, and then to the
                                 senior note (which losses, when so allocated,
                                 will be applied to the classes of sequential
                                 pay certificates as described above).

PREPAYMENT PREMIUMS              The manner in which any prepayment premiums
                                 received during a particular Collection Period
                                 will be allocated to one or more of the classes
                                 of Offered Certificates is described in the
                                 "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Distributions of
                                 Prepayment Premiums" in the prospectus
                                 supplement.

ADVANCES                         Subject to certain limitations, including, but
                                 not limited to, a recoverability determination,
                                 the Master Servicer will be required to advance
                                 certain principal and interest payments and
                                 other expenses. In the event that the Master
                                 Servicer fails to make such advances, the
                                 Trustee may be required to do so.

OPTIONAL TERMINATION             The Master Servicer, the Special Servicer and
                                 certain Certificateholders will have the option
                                 to terminate the Trust, in whole but not in
                                 part, and purchase the remaining assets of the
                                 Trust on or after the Distribution Date on
                                 which the Stated Principal Balance of the
                                 Mortgage Loans then outstanding is less than 1%
                                 of the Initial Pool Balance. Such purchase
                                 price will generally be at a price equal to the
                                 unpaid aggregate principal balance of the
                                 Mortgage Loans (or fair market value in the
                                 case of REO properties), plus accrued and
                                 unpaid interest and certain other additional
                                 trust fund expenses.

CONTROLLING CLASS                The most subordinate class of sequential pay
                                 certificates with an outstanding certificate
                                 balance at least equal to 25% of its initial
                                 certificate balance or, if no such Class
                                 satisfies such criteria, the class of
                                 sequential pay certificates with the then
                                 largest outstanding class balance.

ERISA                            The Offered Certificates are expected to be
                                 ERISA eligible.

SMMEA                            The Offered Certificates are not expected to be
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        9

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

GENERAL CHARACTERISTICS

                                                                  MORTGAGE POOL       LOAN GROUP 1       LOAN GROUP 2
                                                                -----------------   ----------------   ----------------

Number of Mortgage Loans ....................................                110                  86                 24
Number of Mortgaged Properties ..............................                142                 118                 24
Aggregate Balance of all Mortgage Loans(1) ..................   $  1,290,340,802    $  1,065,106,824   $    225,233,978
Number of Balloon Loans(2)(3)(4) ............................                103                  81                 22
Aggregate Balance of Balloon Loans(2)(3)(4) .................   $    919,437,052    $    764,303,074   $    155,133,978
Number of ARD Loans(4) ......................................                  1                   1                  0
Aggregate Balance of ARD Loans(4) ...........................   $     18,050,000    $     18,050,000   $              0
Number of Interest Only Mortgage Loans ......................                  7                   5                  2
Aggregate Balance of Interest Only Mortgage Loans ...........   $    370,903,750    $    300,803,750   $     70,100,000
Maximum Cut-off Date Balance ................................   $    109,318,750    $    109,318,750   $     67,400,000
Minimum Cut-off Date Balance ................................   $      1,030,000    $      1,030,000   $      1,079,991
Average Cut-off Date Balance ................................   $     11,730,371    $     12,384,963   $      9,384,749
Number of Cross-Collateralized Mortgage Loan Pools ..........                  0                   0                  0
Maximum Balance for a group of Cross-Collateralized Mortgage
   Loan Pools ...............................................   $              0    $              0   $              0
Weighted Average Cut-off Date LTV Ratio .....................               67.4%               67.1%              68.8%
Maximum Cut-off Date LTV Ratio ..............................               80.0%               80.0%              79.8%
Minimum Cut-off Date LTV Ratio ..............................               29.8%               29.8%              45.7%
Weighted Average U/W DSCR(5) ................................               1.34x               1.35x              1.28x
Maximum U/W DSCR(5) .........................................               3.36x               3.36x              2.04x
Minimum U/W DSCR(5) .........................................               1.04x               1.04x              1.10x
Weighted Average LTV at Maturity or Anticipated Prepayment
   Date .....................................................               62.9%               62.6%              64.2%
Range of Mortgage Loan Interest Rates .......................    5.530% to 7.420%    5.530% to 7.420%   5.640% to 6.890%
Weighted Average Mortgage Loan Interest Rate ................              6.336%              6.345%             6.294%
Range of Remaining Term to Maturity or Anticipated Prepayment
   Date (months) ............................................          50 to 117           54 to 117          50 to 116
Weighted Average Remaining Term to Maturity or Anticipated
 Prepayment Date (months) ...................................                107                 108                100

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  Excludes Mortgage Loans (including the ARD Loan) that are interest only until maturity.

(3)  The partial interest only Balloon Loans are also included in the Balloon
     Loans category.

(4)  One mortgage loan, (Loan No. 3290210 representing 1.4% of the initial pool balance and 1.7% of the group 1 balance) is an ARD Loan and a balloon mortgage loan which results in such mortgage loan appearing in each category.

(5)  With respect to certain of the mortgage loans, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an
     "as-stabilized" and/or "as-completed" basis. For further information, see
     "DESCRIPTION OF THE MORTGAGE POOL--Performance Escrows and Letters of
     Credit", "GLOSSARY OF PRINCIPAL DEFINITIONS", ANNEX A (and the related footnotes) to the prospectus supplement.

*    With respect to (A) the Apple Hotel Portfolio Pari Passu Mortgage Loan
     (Loan No. 3409444 representing 8.5% of the Initial Pool Balance and 10.3%
     of the Group 1 Balance), (B) the IBP Pari Passu Mortgage Loan (Loan No.
     3291622 representing 5.8% of the Initial Pool Balance and 7.0% of the Group
     1 Balance) and (C) the Arundel Mills Pari Passu Mortgage Loan (Loan No.
     3407568) representing 5.0% of the Initial Pool Balance and 6.0% of the
     Group 1 Balance) the Cut-off Date balance per unit, loan-to-value ratio and debt service coverage ratio calculated in this Structural and Collateral
     Information with respect to such loans, except as may be otherwise noted, was calculated based on the related pari passu notes. For purposes of weighting the loan-to-value ratios and debt service coverage ratios with respect to the Mortgage Loans referred to in the previous sentence, such weighting is based solely upon the outstanding principal balance of the pari passu note included in the Trust Fund.

     With respect to one Mortgage Loan referred to as the University Green
     Apartments A/B Mortgage Loan (Loan No. 3293370 representing 0.7% of the
     Initial Pool Balance and 4.0% of the Group 2 Balance), unless otherwise stated, all references to the principal balance and related information
     (including Cut-off Date balances) are references only to the related senior note (and excludes the related subordinate note).

     Loan Numbers are set forth in ANNEX A to the prospectus supplement.

     See the "GLOSSARY OF PRINCIPAL DEFINITIONS" in the prospectus supplement for definitions and information relating to the calculation of loan-to-value and debt service coverage ratios. See also "SUMMARY OF
     PROSPECTUS SUPPLEMENT--Certain Mortgage Loan Calculations" and ANNEX A (and
     the related footnotes) to the prospectus supplement for additional information relating to calculations.

     The sum of aggregate percentage calculations may not equal 100% due to rounding. Debt service coverage ratio was calculated based on the underwritten net cash flow unless otherwise noted.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       10

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

              MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

                                 [CHART OMITTED]

Self Storage             2.6%
Retail                  25.8%
Office                  25.1%
Multifamily             17.9%
Hotel                   16.5%
Industrial               6.9%
Mixed Use                4.2%
Manufacturing Housing    1.0%

PROPERTY TYPE

                                                                       WEIGHTED
                        NUMBER OF      AGGREGATE         % OF          AVERAGE
                        MORTGAGED     CUT-OFF DATE   INITIAL POOL   UNDERWRITTEN
PROPERTY TYPE          PROPERTIES       BALANCE         BALANCE         DSCR
--------------------   ----------   --------------   ------------   ------------

Retail                      40      $  332,806,849       25.8%          1.26x
   Anchored                 17         233,873,802       18.1           1.26x
   Unanchored               14          59,664,357        4.6           1.28x
   Shadow Anchored           9          39,268,690        3.0           1.24x
Office                      21         324,276,190       25.1           1.27x
Multifamily                 23         230,543,798       17.9           1.26x
Hotel                       34         213,443,162       16.5           1.70x
Industrial                  11          89,007,910        6.9           1.24x
Mixed Use                    5          54,582,712        4.2           1.28x
Self Storage                 5          32,960,000        2.6           1.31x
Manufactured Housing         3          12,720,179        1.0           1.69x
                           ---      --------------      -----           ----
TOTAL:                     142      $1,290,340,802      100.0%          1.34X
                           ===      ==============      =====           ====

                                         WEIGHTED                     WEIGHTED
                          MIN/MAX         AVERAGE        MIN/MAX      AVERAGE
                        UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
PROPERTY TYPE               DSCR         LTV RATIO      LTV RATIO       RATE
--------------------   -------------   ------------   -------------   --------

Retail                 1.08x / 1.87x       69.2%      50.6% / 80.0%    6.100%
   Anchored            1.08x / 1.44x       69.7%      62.2% / 80.0%    6.071%
   Unanchored          1.16x / 1.87x       65.1%      50.6% / 78.0%    6.277%
   Shadow Anchored     1.10x / 1.50x       72.6%      58.0% / 79.4%    6.003%
Office                 1.16x / 1.74x       69.4%      42.1% / 80.0%    6.400%
Multifamily            1.04x / 1.46x       69.1%      45.7% / 79.8%    6.271%
Hotel                  1.35x / 3.36x       60.6%      29.8% / 78.8%    6.584%
Industrial             1.15x / 1.50x       69.1%      44.0% / 79.6%    6.478%
Mixed Use              1.20x / 1.42x       64.9%      61.9% / 66.5%    6.296%
Self Storage           1.20x / 1.56x       59.3%      44.2% / 70.5%    6.504%
Manufactured Housing   1.26x / 2.04x       69.2%      56.3% / 73.9%    6.643%
                       ------------        ----       ------------     -----
TOTAL:                 1.04X / 3.36X       67.4%      29.8% / 80.0%    6.336%
                       ============        ====       ============     =====

AMORTIZATION TYPE

                                                            % OF
                                            AGGREGATE     INITIAL     % OF      % OF
                          NUMBER OF          CUT-OFF        POOL    GROUP 1    GROUP 2
                       MORTGAGE LOANS        BALANCE      BALANCE   BALANCE    BALANCE
                       --------------   ---------------   -------   -------   --------

IO, Balloon                   57         $  676,892,864     52.5%     52.2%     53.5%
   10 month IO loans           1              1,835,000      0.1       0.2       0.0
   12 month IO loans           6             56,703,098      4.4       4.8       2.7
   24 month IO loans          12             80,523,500      6.2       3.8      18.0
   36 month IO loans          16            202,481,666     15.7      19.0       0.0
   46 month IO loans           1             16,600,000      1.3       1.6       0.0
   48 month IO loans           7             77,919,600      6.0       4.1      15.0
   49 month IO loans           1             13,550,000      1.1       1.3       0.0
   60 month IO loans          13            227,280,000     17.6      17.6      17.9
Interest Only                  7            370,903,750     28.7      28.2      31.1
Balloon                       45            224,494,187     17.4      17.8      15.3
IO, Hyper Am                   1             18,050,000      1.4       1.7       0.0
                             ---         --------------    -----     -----     -----
TOTAL:                       110         $1,290,340,802    100.0%    100.0%    100.0%
                             ===         ==============    =====     =====     =====

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       11

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

                                 [MAP OMITTED]

MISSOURI                      NEW JERSEY                    ARKANSAS
2 properties                  5 properties                  1 property
$30,210,000                   $93,576,684                   $3,565,284
2.3% of total                 7.3% of total                 0.3% of total

IOWA                          MARYLAND                      TEXAS
2 properties                  1 property                    21 properties
$7,468,708                    $64,166,666                   $166,640,480
0.6% of total                 5.0% of total                 12.9% of total

ILLINOIS                      VIRGINIA                      OKLAHOMA
4 properties                  6 properties                  1 property
$118,529,322                  $60,534,973                   $14,000,000
9.2% of total                 4.7% of total                 1.1% of total

WISCONSIN                     NORTH CAROLINA                NEW MEXICO
4 properties                  2 properties                  2 properties
$26,553,818                   $15,415,828                   $7,220,758
2.1% of total                 1.2% of total                 0.6% of total

INDIANA                       SOUTH CAROLINA                COLORADO
3 properties                  2 properties                  3 properties
$7,125,500                    $6,679,991                    $22,152,140
0.6% of total                 0.5% of total                 1.7% of total

MICHIGAN                      GEORGIA                       ARIZONA
3 properties                  10 properties                 2 properties
$24,270,000                   $74,876,920                   $9,129,709
1.9% of total                 5.8% of total                 0.7% of total

OHIO                          FLORIDA                       CALIFORNIA
5 properties                  12 properties                 18 properties
$14,423,416                   $103,514,517                  $169,529,350
1.1% of total                 8.0% of total                 13.1% of total

PENNSYLVANIA                  ALABAMA                       NEVADA
5 properties                  2 properties                  4 properties
$34,498,939                   $4,737,985                    $36,113,133
2.7% of total                 0.4% of total                 2.8% of total

NEW YORK                      TENNESSEE                     UTAH
8 properties                  2 properties                  1 property
$47,180,558                   $15,842,086                   $3,189,228
3.7% of total                 1.2% of total                 0.2% of total

MAINE                         MISSISSIPPI                   OREGON
1 property                    2 properties                  2 properties
$3,740,000                    $3,058,198                    $76,194,203
0.3% of total                 0.2% of total                 5.9% of total

CONNECTICUT                   LOUISIANA                     WASHINGTON
1 property                    4 properties                  1 property
$2,894,244                    $16,070,969                   $7,237,196
0.2% of total                 1.2% of total                 0.6% of total

[LEGEND OMITTED]

[ ]  Less than 1.0%
     of Initial Pool Balance

[ ]  1.0% - 5.0%
     of Initial Pool Balance

[ ]  5.1% - 10.0%
     of Initial Pool Balance

[ ]  Greater than 10.0%
     of Initial Pool Balance

Percentages rounded to one decimal place.

GEOGRAPHIC DISTRIBUTION

                                                                   WEIGHTED       WEIGHTED      WEIGHTED
                     NUMBER OF      AGGREGATE                      AVERAGE        AVERAGE      AVERAGE
                     MORTGAGED    CUT-OFF DATE    % OF INITIAL   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
PROPERTY LOCATION   PROPERTIES       BALANCE      POOL BALANCE       DSCR         LTV RATIO       RATE
-----------------   ----------   --------------   ------------   ------------   ------------   ---------

California             18        $  169,529,350        13.1%        1.29x          65.2%        6.326%
Texas                  21           166,640,480        12.9         1.36x          68.8%        6.317%
Illinois                4           118,529,322         9.2         1.25x          70.4%        6.578%
Florida                12           103,514,517         8.0         1.50x          65.8%        6.463%
New Jersey              5            93,576,684         7.3         1.45x          66.3%        6.154%
Oregon                  2            76,194,203         5.9         1.44x          68.4%        5.839%
Georgia                10            74,876,920         5.8         1.24x          68.9%        6.391%
Maryland                1            64,166,666         5.0         1.08x          70.0%        6.140%
Virginia                6            60,534,973         4.7         1.29x          66.3%        6.426%
New York                8            47,180,558         3.7         1.44x          65.5%        6.283%
Other                  55           315,597,129        24.5         1.35x          66.8%        6.410%
                      ---        --------------       -----         ----           ----         -----
TOTAL:                142        $1,290,340,802       100.0%        1.34x          67.4%        6.336%
                      ===        ==============       =====         ====           ====         =====

o    THE MORTGAGED PROPERTIES ARE LOCATED THROUGHOUT 33 STATES.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       12

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

MORTGAGE POOL CHARACTERISTICS

CUT-OFF DATE BALANCE

                                NO. OF       AGGREGATE
                               MORTGAGE    CUT-OFF DATE     % OF
                                 LOANS        BALANCE       POOL
                               --------   --------------   ------
$1,030,000 -- $1,999,999          15      $  23,497,130     1.8%
$2,000,000 -- $2,999,999          13         32,192,596     2.5
$3,000,000 -- $3,999,999          16         57,811,809     4.5
$4,000,000 -- $4,999,999           6         26,912,710     2.1
$5,000,000 -- $7,499,999          17        106,702,156     8.3
$7,500,000 -- $9,999,999           9         81,252,504     6.3
$10,000,000 -- $14,999,999        12        155,597,019    12.1
$15,000,000 -- $19,999,999        11        191,172,897    14.8
$20,000,000 -- $29,999,999         4         98,831,566     7.7
$30,000,000 -- $49,999,999         1         34,000,000     2.6
$50,000,000 -- $99,999,999         5        373,051,666    28.9
$100,000,000 -- $109,318,750       1        109,318,750     8.5
                                 ---     --------------   -----
TOTAL:                           110     $1,290,340,802   100.0%
                                 ===     ==============   =====

Min: $1,030,000      Max: $109,318,750     Wtd. Avg: $11,730,371

LOCATION

                               NO. OF        AGGREGATE
                              MORTGAGED    CUT-OFF DATE     % OF
                             PROPERTIES       BALANCE       POOL
                             ----------   --------------   -----
California                       18       $  169,529,350    13.1%
Texas                            21          166,640,480    12.9
Illinois                          4          118,529,322     9.2
Florida                          12          103,514,517     8.0
New Jersey                        5           93,576,684     7.3
Oregon                            2           76,194,203     5.9
Georgia                          10           74,876,920     5.8
Maryland                          1           64,166,666     5.0
Virginia                          6           60,534,973     4.7
New York                          8           47,180,558     3.7
Other                            55          315,597,129    24.5
                                ---       --------------   -----
TOTAL:                          142       $1,290,340,802   100.0%
                                ===       ==============   =====

PROPERTY TYPE

                              NO. OF        AGGREGATE
                             MORTGAGED    CUT-OFF DATE     % OF
                            PROPERTIES       BALANCE       POOL
                            ----------   --------------   -----
Retail                            40     $  332,806,849    25.8%
   Anchored                       17        233,873,802    18.1
   Unanchored                     14         59,664,357     4.6
   Shadow Anchored                 9         39,268,690     3.0
Office                            21        324,276,190    25.1
Multifamily                       23        230,543,798    17.9
Hotel                             34        213,443,162    16.5
Industrial                        11         89,007,910     6.9
Mixed Use                          5         54,582,712     4.2
Self Storage                       5         32,960,000     2.6
Manufactured
   Housing                         3         12,720,179     1.0
                                 ---     --------------   -----
TOTAL:                           142     $1,290,340,802   100.0%
                                 ===     ==============   =====

MORTGAGE RATE

                               NO. OF      AGGREGATE
                              MORTGAGE    CUT-OFF DATE     % OF
                                LOANS        BALANCE       POOL
                              --------   --------------   -----
5.530% -- 5.749%                   8     $  118,550,160     9.2%
5.750% -- 5.999%                  13         86,501,513     6.7
6.000% -- 6.249%                  22        288,003,893    22.3
6.250% -- 6.499%                  34        324,481,356    25.1
6.500% -- 7.420%                  33        472,803,880    36.6
                                 ---     --------------   -----
TOTAL:                           110     $1,290,340,802   100.0%
                                 ===     ==============   =====

Min: 5.530%                   Max: 7.420%       Wtd. Avg: 6.336%

ORIGINAL TERM TO STATED MATURITY OR ARD

                               NO. OF      AGGREGATE
                              MORTGAGE    CUT-OFF DATE     % OF
                                LOANS        BALANCE      POOL
                              --------   --------------   -----
60 -- 83                           2     $   18,322,886     1.4%
84 -- 99                           5        157,305,430    12.2
100 -- 120                       101      1,084,562,486    84.1
121 -- 130                         2         30,150,000     2.3
                                 ---     --------------   -----
TOTAL:                           110     $1,290,340,802   100.0%
                                 ===     ==============   =====

Min: 60 months             Max: 130 months  Wtd. Avg: 115 months

REMAINING TERM TO STATED MATURITY OR ARD

                               NO. OF      AGGREGATE
                              MORTGAGE    CUT-OFF DATE     % OF
                                LOANS       BALANCE        POOL
                              --------   --------------   -----
50 -- 59                           3     $   27,802,886     2.2%
60 -- 79                           4        147,825,430    11.5
100 -- 109                        23        140,506,097    10.9
110 -- 117                        80        974,206,389    75.5
                                 ---     --------------   -----
TOTAL:                           110     $1,290,340,802   100.0%
                                 ===     ==============   =====

Min: 50 months             Max: 117 months  Wtd. Avg: 107 months

PREPAYMENT PROVISION SUMMARY

                               NO. OF       AGGREGATE
                              MORTGAGE    CUT-OFF DATE     % OF
                                LOANS        BALANCE       POOL
                              --------   --------------   -----
Lockout/Defeasance/
   Open                           94     $1,016,372,284    78.8%
Lockout/GRTR 4% PMT
   or YM/GRTR 3%
   PMT or YM/GRTR
   1% PMT or
   YM/Open                         1        109,318,750     8.5
Lockout/GRTR 1% PMT
   or YM/Open                     14         97,249,768     7.5
Lockout/Defeasance or
   GRTR 1% PMT or
   YM/Open                         1         67,400,000     5.2
                                 ---     --------------   -----
TOTAL:                           110     $1,290,340,802   100.0%
                                 ===     ==============   =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                NO. OF       AGGREGATE
                               MORTGAGE    CUT-OFF DATE     % OF
                                 LOANS        BALANCE       POOL
                               --------   --------------   -----
29.8% -- 29.9%                      1     $    7,000,000     0.5%
30.0% -- 49.9%                      4         11,897,292     0.9
50.0% -- 54.9%                      5        133,834,883    10.4
55.0% -- 59.9%                     10         64,405,035     5.0
60.0% -- 64.9%                     17        142,958,467    11.1
65.0% -- 69.9%                     21        304,547,625    23.6
70.0% -- 74.9%                     28        490,838,806    38.0
75.0% -- 79.9%                     23        131,118,693    10.2
80.0%                               1          3,740,000     0.3
                                  ---     --------------   -----
TOTAL:                            110     $1,290,340,802   100.0%
                                  ===     ==============   =====

Min: 29.8%                     Max: 80.0%        Wtd. Avg: 67.4%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                                NO. OF       AGGREGATE
                               MORTGAGE    CUT-OFF DATE     % OF
                                 LOANS        BALANCE       POOL
                               --------   --------------   -----
29.2% -- 49.9%                     13     $   58,165,129     4.5%
50.0% -- 59.9%                     36        381,467,070    29.6
60.0% -- 64.9%                     17        136,231,536    10.6
65.0% -- 69.9%                     35        558,262,467    43.3
70.0% -- 73.5%                      9        156,214,600    12.1
                                  ---     --------------   -----
TOTAL:                            110     $1,290,340,802   100.0%
                                  ===     ==============   =====

Min: 29.2%                     Max 73.5%        Wtd. Avg: 62.9%

DEBT SERVICE COVERAGE RATIOS

                                NO. OF       AGGREGATE
                               MORTGAGE    CUT-OFF DATE     % OF
                                 LOANS        BALANCE       POOL
                               --------   --------------   -----
1.04x -- 1.19x                     25     $  322,187,938    25.0%
1.20x -- 1.24x                     28        238,480,014    18.5
1.25x -- 1.29x                     18        216,911,438    16.8
1.30x -- 1.34x                      8         61,780,234     4.8
1.35x -- 1.39x                      6         44,810,881     3.5
1.40x -- 1.49x                     13        224,965,593    17.4
1.50x -- 1.59x                      5         45,144,992     3.5
1.60x -- 1.69x                      1          8,550,000     0.7
1.70x -- 1.79x                      1          3,565,284     0.3
1.80x -- 1.89x                      3        114,244,427     8.9
2.00x -- 2.99x                      1          2,700,000     0.2
3.00x -- 3.36x                      1          7,000,000     0.5
                                  ---     --------------   -----
TOTAL:                            110     $1,290,340,802   100.0%
                                  ===     ==============   =====

Min: 1.04x                      Max: 3.36x       Wtd. Avg: 1.34x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       13

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT--OFF DATE*

LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE

                                NO. OF       AGGREGATE      % OF
                               MORTGAGE    CUT-OFF DATE      LOAN
                                 LOANS        BALANCE      GROUP 1
                               --------   --------------   -------
$1,030,000 -- $1,999,999           9      $   14,389,738      1.4%
$2,000,000 -- $2,999,999          10          25,123,740      2.4
$3,000,000 -- $3,999,999          13          46,332,333      4.4
$4,000,000 -- $4,999,999           5          22,091,790      2.1
$5,000,000 -- $7,499,999          13          83,744,823      7.9
$7,500,000 -- $9,999,999           8          72,152,504      6.8
$10,000,000 -- $14,999,999        10         129,597,019     12.2
$15,000,000 -- $19,999,999        10         173,922,897     16.3
$20,000,000 -- $29,999,999         2          48,781,566      4.6
$30,000,000 -- $49,999,999         1          34,000,000      3.2
$50,000,000 -- $99,999,999         4         305,651,666     28.7
$100,000,000 -- $109,318,750       1         109,318,750     10.3
                                 ---      --------------    -----
TOTAL:                            86      $1,065,106,824    100.0%
                                 ===      ==============    =====

Min: $1,030,000    Max: $109,318,750    Wtd. Avg: $12,384,963

LOCATION

                 NO. OF        AGGREGATE     % OF
                MORTGAGED    CUT-OFF DATE     LOAN
               PROPERTIES       BALANCE      GROUP 1
               ----------   --------------   -------
Texas               18      $  147,961,502     13.9%
California          17         141,229,350     13.3
Illinois             3         114,581,846     10.8
Florida             10          95,806,161      9.0
Oregon               2          76,194,203      7.2
Maryland             1          64,166,666      6.0
Virginia             6          60,534,973      5.7
New York             8          47,180,558      4.4
Nevada               4          36,113,133      3.4
Pennsylvania         5          34,498,939      3.2
Other               44         246,839,493     23.2
                   ---      --------------    -----
TOTAL:             118      $1,065,106,824    100.0%
                   ===      ==============    =====

PROPERTY TYPE

                         NO. OF        AGGREGATE     % OF
                        MORTGAGED    CUT-OFF DATE     LOAN
                       PROPERTIES       BALANCE      GROUP 1
                       ----------   --------------   -------
Retail                     40       $  332,806,849     31.2%
   Anchored                17          233,873,802     22.0
   Unanchored              14           59,664,357      5.6
   Shadow Anchored          9           39,268,690      3.7
Office                     21          324,276,190     30.4
Hotel                      34          213,443,162     20.0
Industrial                 11           89,007,910      8.4
Mixed Use                   5           54,582,712      5.1
Self Storage                5           32,960,000      3.1
Multifamily                 1            9,480,000      0.9
Manufactured Housing        1            8,550,000      0.8
                          ---       --------------    -----
TOTAL:                    118       $1,065,106,824    100.0%
                          ===       ==============    =====

MORTGAGE RATE

                    NO. OF       AGGREGATE      % OF
                   MORTGAGE    CUT-OFF DATE     LOAN
                     LOANS        BALANCE      GROUP 1
                   --------   --------------   -------
5.530% -- 5.749%       7      $  114,602,684     10.8%
5.750% -- 5.999%      11          79,830,271      7.5
6.000% -- 6.249%      15         166,292,916     15.6
6.250% -- 6.499%      30         308,024,298     28.9
6.500% -- 7.420%      23         396,356,654     37.2
                     ---      --------------    -----
TOTAL:                86      $1,065,106,824    100.0%
                     ===      ==============    =====

Min: 5.530%   Max: 7.420%   Wtd. Avg: 6.345%

ORIGINAL TERM TO STATED MATURITY OR ARD

                     NO. OF       AGGREGATE      % OF
                    MORTGAGE    CUT-OFF DATE      LOAN
                      LOANS        BALANCE      GROUP 1
                    --------   --------------   -------
60 -- 83 months          1     $   16,660,000      1.6%
84 -- 99 months          4         89,905,430      8.4
100 -- 120 months       79        928,391,394     87.2
121 -- 130 months        2         30,150,000      2.8
                       ---     --------------    -----
TOTAL:                  86     $1,065,106,824    100.0%
                       ===     ==============    =====

Min: 60 months   Max: 130 months   Wtd. Avg: 116 months

REMAINING TERM TO STATED MATURITY OR ARD

                     NO. OF       AGGREGATE      % OF
                    MORTGAGE    CUT-OFF DATE      LOAN
                      LOANS        BALANCE      GROUP 1
                    --------   --------------   -------
54 -- 59 months          2     $   26,140,000      2.5%
60 -- 79 months          3         80,425,430      7.6
100 -- 109 months       17        108,058,367     10.1
110 -- 117 months       64        850,483,027     79.8
                       ---     --------------    -----
TOTAL:                  86     $1,065,106,824    100.0%
                       ===     ==============    =====

Min: 54 months   Max: 117 months   Wtd. Avg: 108 months

PREPAYMENT PROVISION SUMMARY

                       NO. OF       AGGREGATE      % OF
                      MORTGAGE    CUT-OFF DATE      LOAN
                        LOANS        BALANCE      GROUP 1
                      --------   --------------   -------
Lockout/Defeasance/
   Open                  74      $  864,544,623     81.2%
Lockout/GRTR 4% PMT
   or YM/GRTR 3%
   PMT or YM/GRTR
   1% PMT or
   YM/Open                1         109,318,750     10.3
Lockout/GRTR 1% PMT
   or YM/Open            11          91,243,451      8.6
                        ---      --------------    -----
TOTAL:                   86      $1,065,106,824    100.0%
                        ===      ==============    =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                  NO. OF       AGGREGATE     % OF
                 MORTGAGE    CUT-OFF DATE     LOAN
                   LOANS        BALANCE      GROUP 1
                 --------   --------------   -------
29.8% -- 29.9%        1     $    7,000,000      0.7%
30.0% -- 49.9%        3         10,234,407      1.0
50.0% -- 54.9%        5        133,834,883     12.6
55.0% -- 59.9%        9         61,705,035      5.8
60.0% -- 64.9%       12         89,060,885      8.4
65.0% -- 69.9%       18        217,597,625     20.4
70.0% -- 74.9%       22        444,443,518     41.7
75.0% -- 79.9%       15         97,490,472      9.2
80.0%                 1          3,740,000      0.4
                    ---     --------------    -----
TOTAL:               86     $1,065,106,824    100.0%
                    ===     ==============    =====

Min: 29.8%   Max: 80.0%   Wtd. Avg: 67.1%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                  NO. OF       AGGREGATE      % OF
                 MORTGAGE    CUT-OFF DATE     LOAN
                   LOANS        BALANCE      GROUP 1
                 --------   --------------   -------
29.2% -- 49.9%       11     $   55,363,017      5.2%
50.0% -- 59.9%       29        321,872,577     30.2
60.0% -- 64.9%       14        115,592,384     10.9
65.0% -- 69.9%       24        423,164,245     39.7
70.0% -- 73.5%        8        149,114,600     14.0
                    ---     --------------    -----
TOTAL:               86     $1,065,106,824    100.0%
                    ===     ==============    =====

Min: 29.2%   Max: 73.5%   Wtd. Avg: 62.6%

DEBT SERVICE COVERAGE RATIOS

                  NO. OF       AGGREGATE      % OF
                 MORTGAGE    CUT-OFF DATE     LOAN
                   LOANS        BALANCE      GROUP 1
                 --------   --------------   -------
1.04x -- 1.19x      19      $  247,135,938     23.2%
1.20x -- 1.24x      21         181,668,995     17.1
1.25x -- 1.29x      14         205,804,811     19.3
1.30x -- 1.34x       6          58,804,871      5.5
1.35x -- 1.39x       4          41,430,890      3.9
1.40x -- 1.49x      11         151,756,616     14.2
1.50x -- 1.59x       5          45,144,992      4.2
1.60x -- 1.69x       1           8,550,000      0.8
1.70x -- 1.79x       1           3,565,284      0.3
1.80x -- 1.89x       3         114,244,427     10.7
3.00x -- 3.36x       1           7,000,000      0.7
                   ---      --------------    -----
TOTAL:              86      $1,065,106,824    100.0%
                   ===      ==============    =====

Min: 1.04x  Max: 3.36x  Wtd. Avg: 1.35x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut--off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       14

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE

                              NO. OF     AGGREGATE
                             MORTGAGE   CUT-OFF DATE    % OF
                               LOANS      BALANCE      GROUP 2
                             --------   ------------   -------
$1,079,991 -- $1,999,999         6      $  9,107,392      4.0%
$2,000,000 -- $2,999,999         3         7,068,857      3.1
$3,000,000 -- $3,999,999         3        11,479,476      5.1
$4,000,000 -- $4,999,999         1         4,820,920      2.1
$5,000,000 -- $7,499,999         4        22,957,333     10.2
$7,500,000 -- $9,999,999         1         9,100,000      4.0
$10,000,000 -- $14,999,999       2        26,000,000     11.5
$15,000,000 -- $19,999,999       1        17,250,000      7.7
$20,000,000 -- $29,999,999       2        50,050,000     22.2
$50,000,000 -- $67,400,000       1        67,400,000     29.9
                               ---      ------------    -----
TOTAL:                          24      $225,233,978    100.0%
                               ===      ============    =====

Min: $1,079,991    Max: $67,400,000    Wtd. Avg: $9,384,749

LOCATION

                                NO. OF      AGGREGATE      % OF
                              MORTGAGED   CUT-OFF DATE     LOAN
                             PROPERTIES      BALANCE     GROUP 2
                             ----------   ------------   -------
New Jersey                        1       $ 67,400,000     29.9%
Georgia                           3         40,836,137     18.1
California                        1         28,300,000     12.6
Texas                             3         18,678,977      8.3
Oklahoma                          1         14,000,000      6.2
Tennessee                         1         12,000,000      5.3
Ohio                              3         10,233,065      4.5
Florida                           2          7,708,356      3.4
Wisconsin                         2          7,340,000      3.3
Louisiana                         1          4,820,920      2.1
Other                             6         13,916,522      6.2
                                ---       ------------    -----
TOTAL:                           24       $225,233,978    100.0%
                                ===       ============    =====

PROPERTY TYPE

                               NO. OF       AGGREGATE      % OF
                              MORTGAGED   CUT-OFF DATE     LOAN
                             PROPERTIES      BALANCE     GROUP 2
                             ----------   ------------   -------
Multifamily                       22      $221,063,798     98.1%
Manufactured
   Housing                         2         4,170,179      1.9
                                  --      ------------    -----
TOTAL:                            24      $225,233,978    100.0%
                                  ==      ============    =====

MORTGAGE RATE

                              NO. OF      AGGREGATE      % OF
                             MORTGAGE   CUT-OFF DATE     LOAN
                               LOANS       BALANCE     GROUP 2
                             --------   ------------ ---------
5.640% -- 5.749%                 1      $  3,947,476      1.8%
5.750% -- 5.999%                 2         6,671,242      3.0
6.000% -- 6.249%                 7       121,710,977     54.0
6.250% -- 6.499%                 4        16,457,057      7.3
6.500% -- 6.890%                10        76,447,226     33.9
                               ---      ------------    -----
TOTAL:                          24      $225,233,978    100.0%
                               ===      ============    =====

Min: 5.640%   Max: 6.890%   Wtd. Avg: 6.294%

ORIGINAL TERM TO STATED MATURITY OR ARD

                               NO. OF      AGGREGATE     % OF
                             MORTGAGE   CUT-OFF DATE     LOAN
                               LOANS       BALANCE     GROUP 2
                             --------   ------------   -------
60 -- 83 months                  1      $  1,662,886      0.7%
84 -- 99 months                  1        67,400,000     29.9
100 -- 120 months               22       156,171,092     69.3
                               ---      ------------    -----
TOTAL:                          24      $225,233,978    100.0%
                               ===      ============    =====

Min: 60 months   Max: 120 months    Wtd. Avg: 109 months

REMAINING TERM TO STATED MATURITY OR ARD

                               NO. OF     AGGREGATE     % OF
                             MORTGAGE   CUT-OFF DATE    LOAN
                               LOANS       BALANCE     GROUP 2
                             --------   ------------   -------
50 -- 59 months                   1     $  1,662,886      0.7%
60 -- 79 months                   1       67,400,000     29.9
100 -- 109 months                 6       32,447,730     14.4
110 -- 116 months                16      123,723,362     54.9
                                ---     ------------    -----
TOTAL:                           24     $225,233,978    100.0%
                                ===     ============    =====

Min: 50 months   Max: 116 months   Wtd. Avg: 100 months

PREPAYMENT PROVISION SUMMARY

                               NO. OF      AGGREGATE      % OF
                              MORTGAGE   CUT-OFF DATE     LOAN
                                LOANS       BALANCE     GROUP 2
                              --------   ------------  --------
Lockout/Defeasance/Open          20      $151,827,661     67.4%
Lockout/Defeasance or
   GRTR 1% PMT or
   YM/Open                        1        67,400,000     29.9
Lockout/GRTR 1% PMT
   or YM/Open                     3         6,006,316      2.7
                                ---      ------------    -----
 TOTAL:                          24      $225,233,978    100.0%
                                ===      ============    =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                               NO. OF      AGGREGATE      % OF
                              MORTGAGE   CUT-OFF DATE     LOAN
                                LOANS       BALANCE     GROUP 2
                              --------   -----------    -------
45.7% -- 49.9%                    1      $  1,662,886      0.7%
55.0% -- 59.9%                    1         2,700,000      1.2
60.0% -- 64.9%                    5        53,897,582     23.9
65.0% -- 69.9%                    3        86,950,000     38.6
70.0% -- 74.9%                    6        46,395,288     20.6
75.0% -- 79.8%                    8        33,628,221     14.9
                                ---      ------------    -----
TOTAL:                           24      $225,233,978    100.0%
                                ===      ============    =====

Min: 45.7%   Max: 79.8%   Wtd. Avg: 68.8%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                               NO. OF      AGGREGATE      % OF
                              MORTGAGE   CUT-OFF DATE     LOAN
                                LOANS       BALANCE     GROUP 2
                              --------   ------------   --------
39.9% -- 49.9%                    2      $  2,802,112      1.2%
50.0% -- 59.9%                    7        59,594,493     26.5
60.0% -- 64.9%                    3        20,639,152      9.2
65.0% -- 69.9%                   11       135,098,221     60.0
70.0% -- 71.3%                    1         7,100,000      3.2
                                ---      ------------    -----
TOTAL:                           24      $225,233,978    100.0%
                                ===      ============    =====

Min: 39.9%   Max: 71.3%   Wtd. Avg: 64.2%

DEBT SERVICE COVERAGE RATIOS

                               NO. OF      AGGREGATE      % OF
                              MORTGAGE   CUT-OFF DATE     LOAN
                                LOANS       BALANCE     GROUP 2
                              --------   ------------   --------
1.10x -- 1.19x                    6      $ 75,052,000     33.3%
1.20x -- 1.24x                    7        56,811,019     25.2
1.25x -- 1.29x                    4        11,106,628      4.9
1.30x -- 1.34x                    2         2,975,363      1.3
1.35x -- 1.39x                    2         3,379,991      1.5
1.40x -- 1.49x                    2        73,208,977     32.5
2.00x -- 2.04x                    1         2,700,000      1.2
                                ---      ------------    -----
TOTAL:                           24      $225,233,978    100.0%
                                ===      ============    =====

Min: 1.10x   Max: 2.04x   Wtd. Avg: 1.28x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       15

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)

                               ALL MORTGAGE LOANS

                                                 JUNE-08     JUNE-09     JUNE-10     JUNE-11     JUNE-12
                                                ---------   ---------   ---------   ---------   ---------

Lockout(4)(5) ...............................      100.00%      89.48%      86.87%      79.45%      78.48%
Yield Maintenance (4)(5)(6) .................        0.00       10.52       13.13       20.55       20.13
Open ........................................        0.00        0.00        0.00        0.00        1.39
                                                ---------   ---------   ---------   ---------   ---------
Total .......................................      100.00%     100.00%     100.00%     100.00%     100.00%
                                                ---------   ---------   ---------   ---------   ---------
Total Beginning Balance as of the Cut-off
   Date (in millions)(7) ....................   $1,290.34   $1,286.91   $1,282.40   $1,275.89   $1,267.88
Percent of Initial Balance ..................      100.00%      99.73%      99.38%      98.88%      98.26%
                                                ---------   ---------   ---------   ---------   ---------

                                                 JUNE-13     JUNE-14     JUNE-15     JUNE-16    JUNE-17
                                                ---------   ---------   ---------   ---------   -------

Lockout(4)(5) ...............................       80.07%      74.45%      83.47%      83.38%    71.27%
Yield Maintenance (4)(5)(6) .................       19.93       14.52       16.53       16.62     15.05
Open ........................................        0.00       11.03        0.00        0.00     13.68
                                                ---------   ---------   ---------   ---------   -------
Total .......................................      100.00%     100.00%     100.00%     100.00%   100.00%
                                                ---------   ---------   ---------   ---------   -------
Total Beginning Balance as of the Cut-off
   Date (in millions)(7) ....................   $1,230.81   $1,218.75   $1,064.56   $1,052.42   $937.70
Percent of Initial Balance ..................       95.39%      94.45%      82.50%      81.56%    72.67%
                                                ---------   ---------   ---------   ---------   -------

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans, except that the ARD Loan will be repaid on the related Anticipated
     Repayment Date.

(2)  As of the Cut-off Date.

(3)  Numbers may not total to 100% due to rounding.

(4)  One Mortgage Loan, representing 8.5% of the Initial Pool Balance (10.3% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the mortgage loan subject to the greater of a 4% prepayment premium or a yield maintenance charge; (c) is then subject to a period during which the borrower has an option to prepay the mortgage loan subject to the greater of a 3% prepayment premium or a yield maintenance charge; (d) is then subject to a period during which the borrower has an option to prepay the mortgage loan subject to the greater of a 1% prepayment premium or a yield maintenance charge; and (e)
     thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.

(5)  One mortgage loan, representing 5.2% of the initial pool balance (29.9% of the group 2 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the mortgage loans subject to defeasance or the greater of a 1% prepayment premium or a yield maintenance charge; and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(6)  In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.

(7)  Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       16

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)

                           LOAN GROUP 1 MORTGAGE LOANS

                                                 JUNE-08     JUNE-09     JUNE-10     JUNE-11     JUNE-12
                                                ---------   ---------   ---------   ---------   ---------

Lockout(4) ..................................      100.00%      87.26%      84.23%      82.06%      81.06%
Yield Maintenance (4)(5) ....................        0.00       12.74       15.77       17.94       17.40
Open ........................................        0.00        0.00        0.00        0.00        1.54
                                                ---------   ---------   ---------   ---------   ---------
Total .......................................      100.00%     100.00%     100.00%     100.00%     100.00%
                                                ---------   ---------   ---------   ---------   ---------
Total Beginning Balance as of the Cut-off
   Date (in millions)(6) ....................   $1,065.11   $1,062.19   $1,058.50   $1,053.05   $1,046.28
Percent of Initial Balance ..................      100.00%      99.73%      99.38%      98.87%      98.23%
                                                ---------   ---------   ---------   ---------   ---------

                                                 JUNE-13     JUNE-14    JUNE-15   JUNE-16   JUNE-17
                                                ---------   ---------   -------   -------   -------

Lockout(4) ..................................       82.99%      76.22%    81.44%    81.34%    70.42%
Yield Maintenance (4)(5) ....................       17.01       17.09     18.56     18.66     16.88
Open ........................................        0.00        6.69      0.00      0.00     12.70
                                                ---------   ---------   -------   -------   -------
Total .......................................      100.00%     100.00%   100.00%   100.00%   100.00%
                                                ---------   ---------   -------   -------   -------
Total Beginning Balance as of the Cut-off
   Date (in millions)(6) ....................   $1,012.35   $1,002.29   $917.62   $907.73   $812.18
Percent of Initial Balance ..................       95.05%      94.10%    86.15%    85.22%    76.25%
                                                ---------   ---------   -------   -------   -------

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans, except that the ARD Loan will be repaid on the related Anticipated
     Repayment Date.

(2)  As of the Cut-off Date.

(3)  Numbers may not total to 100% due to rounding.

(4)  One Mortgage Loan, representing 8.5% of the Initial Pool Balance (10.3% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the mortgage loan subject to the greater of a 4% prepayment premium or a yield maintenance charge; (c) is then subject to a period during which the borrower has an option to prepay the mortgage loan subject to the greater of a 3% prepayment premium or a yield maintenance charge; (d) is then subject to a period during which the borrower has an option to prepay the mortgage loan subject to the greater of a 1% prepayment premium or a yield maintenance charge; and (e)
     thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.

(5)  In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.

(6)  Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       17

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)

                           LOAN GROUP 2 MORTGAGE LOANS

                                    JUNE-08   JUNE-09   JUNE-10   JUNE-11   JUNE-12
                                    -------   -------   -------   -------   -------

Lockout(4) ......................    100.00%   100.00%    99.36%    67.13%    66.31%
Yield Maintenance(4)(5) .........      0.00      0.00      0.64     32.87     33.03
Open ............................      0.00      0.00      0.00      0.00      0.66
                                    -------   -------   -------   -------   -------
Total ...........................    100.00%   100.00%   100.00%   100.00%   100.00%
                                    -------   -------   -------   -------   -------
Total Beginning Balance as of
   the Cut-off Date
   (in millions)(6) .............   $225.23   $224.73   $223.90   $222.84   $221.60
Percent of Initial Balance ......    100.00%    99.78%    99.41%    98.94%    98.39%
                                    -------   -------   -------   -------   -------

                                    JUNE-13   JUNE-14   JUNE-15   JUNE-16   JUNE-17
                                    -------   -------   -------   -------   -------

Lockout(4) ......................     66.52%    66.24%    96.18%    96.18%    76.82%
Yield Maintenance(4)(5) .........     33.48      2.62      3.82      3.82      3.17
Open ............................      0.00     31.14      0.00      0.00     20.01
                                    -------   -------   -------   -------   -------
Total ...........................    100.00%   100.00%   100.00%   100.00%   100.00%
                                    -------   -------   -------   -------   -------
Total Beginning Balance as of
   the Cut-off Date
   (in millions)(6) .............   $218.46   $216.47   $146.94   $144.69   $125.52
Percent of Initial Balance ......     96.99%    96.11%    65.24%    64.24%    55.73%
                                    -------   -------   -------   -------   -------

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans, except that the ARD Loan will be repaid on their related Anticipated
     Repayment Date.

(2)  As of the Cut-off Date.

(3)  Numbers may not total to 100% due to rounding.

(4)  One mortgage loan, representing 5.2% of the initial pool balance (29.9% of the group 2 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the mortgage loans subject to defeasance or the greater of a 1% prepayment premium or a yield maintenance charge; and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(5)  In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.

(6)  Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       18

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

MORTGAGE LOAN BALLOON PAYMENTS RELATED TO SELECTED CLASSES*

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-1: 1-53 MONTHS

                                                        % OF
                      MORTGAGE              CUT-OFF   INITIAL
                        LOAN     PROPERTY     DATE      POOL    AMORTIZATION
PROPERTY NAME          SELLER      TYPE     BALANCE   BALANCE       TYPE
-------------------   --------   --------   -------   -------   ------------

None ..............      N/A        N/A       N/A       N/A          N/A
                         ---        ---       ---       ---          ---
TOTAL/WTD. AVG.: ..      N/A        N/A       N/A       N/A          N/A
                         ---        ---       ---       ---          ---

                                                                     REMAINING
                      MORTGAGE                  CUT-OFF   MATURITY   INTEREST    REMAINING
                        LOAN                      DATE      DATE       ONLY       TERM TO
                       BALANCE   UNDERWRITTEN     LTV        LTV      PERIOD     MATURITY
PROPERTY NAME         PER UNIT       DSCR        RATIO      RATIO    (MONTHS)    (MONTHS)
-------------------   --------   ------------   -------   --------   ---------   ---------

None ..............      N/A          N/A         N/A        N/A        N/A         N/A
                         ---          ---         ---        ---        ---         ---
TOTAL/WTD. AVG.: ..      N/A          N/A         N/A        N/A        N/A         N/A
                         ---          ---         ---        ---        ---         ---

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-2: 53-57 MONTHS

                                                                           % OF
                                  MORTGAGE                   CUT-OFF     INITIAL
                                    LOAN       PROPERTY       DATE         POOL    AMORTIZATION
PROPERTY NAME                      SELLER        TYPE        BALANCE     BALANCE       TYPE
-------------------------------   --------   -----------   -----------   -------   ------------

Radisson Hotel -- Branson .....     BofA        Hotel      $16,660,000     1.3%    IO, Balloon
Cross Creek Ranch .............     BofA     Multifamily     9,480,000     0.7     IO, Balloon
                                                           -----------     ---
TOTAL/WTD. AVG.: ..............                            $26,140,000     2.0%
                                                           -----------     ---

                                                                                 REMAINING
                                  MORTGAGE                  CUT-OFF   MATURITY   INTEREST    REMAINING
                                    LOAN                      DATE      DATE       ONLY       TERM TO
                                   BALANCE   UNDERWRITTEN     LTV        LTV      PERIOD      MATURITY
PROPERTY NAME                     PER UNIT       DSCR        RATIO      RATIO    (MONTHS)     (MONTHS)
-------------------------------   --------   ------------   -------   --------   ---------   ---------

Radisson Hotel -- Branson .....   $35,297        1.55x       70.0%      67.4%        7           55
Cross Creek Ranch .............   $32,917        1.04x       73.5%      69.7%        6           54
                                                 ----        ----       ----       ---          ---
TOTAL/WTD. AVG.: ..............                  1.37X       71.3%      68.2%        7           55
                                                 ----        ----       ----       ---          ---

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-3: 74-74 MONTHS

                                                                        % OF
                                  MORTGAGE                CUT-OFF     INITIAL
                                    LOAN     PROPERTY      DATE         POOL    AMORTIZATION
PROPERTY NAME                      SELLER      TYPE       BALANCE     BALANCE       TYPE
-------------------------------   --------   --------   -----------   -------   ------------

Arundel Mills .................     BofA      Retail    $64,166,666     5.0%    IO, Balloon
Holiday Inn -- Amherst ........     BofA       Hotel      8,922,504     0.7       Balloon
Mercy Behavioral Health .......     BofA      Office      7,336,260     0.6       Balloon
                                                        -----------     ---
TOTAL/WTD. AVG.: ..............                         $80,425,430     6.2%
                                                        -----------     ---

                                                                                 REMAINING
                                  MORTGAGE                  CUT-OFF   MATURITY   INTEREST    REMAINING
                                    LOAN                      DATE      DATE       ONLY       TERM TO
                                   BALANCE   UNDERWRITTEN     LTV        LTV      PERIOD      MATURITY
PROPERTY NAME                     PER UNIT       DSCR        RATIO      RATIO    (MONTHS)     (MONTHS)
-------------------------------   --------   ------------   -------   --------   ---------   ----------

Arundel Mills .................   $   298        1.08x       70.0%      66.7%       26          74
Holiday Inn -- Amherst ........   $44,837        1.40x       72.0%      66.1%      NAP          74
Mercy Behavioral Health .......   $    98        1.19x       70.5%      56.3%      NAP          74
                                                 ----        ----       ----       ---         ---
TOTAL/WTD. AVG.: ..............                  1.13X       70.3%      65.7%       26(1)       74
                                                 ----        ----       ----       ---         ---

(1)  Excludes Mortgage Loans that have no interest only period.

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-SB: 57-99 MONTHS

                                                           % OF
                         MORTGAGE              CUT-OFF   INITIAL
                           LOAN     PROPERTY     DATE      POOL    AMORTIZATION
PROPERTY NAME             SELLER      TYPE     BALANCE   BALANCE       TYPE
----------------------   --------   --------   -------   -------   ------------

None .................      N/A        N/A       N/A       N/A         N/A
                            ---        ---       ---       ---         ---
TOTAL/WTD. AVG.: .....      N/A        N/A       N/A       N/A         N/A
                            ---        ---       ---       ---         ---

                                                                        REMAINING
                         MORTGAGE                  CUT-OFF   MATURITY   INTEREST    REMAINING
                           LOAN                      DATE      DATE       ONLY       TERM TO
                          BALANCE   UNDERWRITTEN     LTV        LTV      PERIOD     MATURITY
PROPERTY NAME            PER UNIT       DSCR        RATIO      RATIO    (MONTHS)    (MONTHS)
----------------------   --------   ------------   -------   --------   ---------   ---------

None .................      N/A         N/A          N/A       N/A         N/A         N/A
                            ---         ---          ---       ---         ---         ---
TOTAL/WTD. AVG.: .....      N/A         N/A          N/A       N/A         N/A         N/A
                            ---         ---          ---       ---         ---         ---

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page. See also "YIELD AND
     MATURITY CONSIDERATIONS -- Weighted Average Lives" for definitions and information relating to the modeling assumptions.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       19

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

TEN LARGEST MORTGAGE LOANS*

The following table and summaries describe the ten largest Mortgage Loans in the
Mortgage Pool by Cut-off Date Balance:

               TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE*

                                                                % OF
                                      MORTGAGE     CUT-OFF    INITIAL
                                        LOAN         DATE       POOL     PROPERTY    LOAN
LOAN NAME                              SELLER      BALANCE    BALANCE      TYPE     GROUP
------------------------------------  --------  ------------  -------  -----------  -----

Apple Hotel Portfolio ..............    BofA    $109,318,750    8.5%      Hotel       1
550 West Jackson ...................    BofA      97,485,000    7.6       Office      1
IBP ................................    BofA      75,000,000    5.8       Office      1
The Village at Cascade Station .....    BofA      69,000,000    5.3       Retail      1
Korman Somerset Apartments .........    BofA      67,400,000    5.2    Multifamily    2
Arundel Mills ......................    BofA      64,166,666    5.0       Retail      1
Residence Inn - Irvine .............    BofA      34,000,000    2.6       Hotel       1
Vineyard Gate Apartments ...........    BofA      28,300,000    2.2    Multifamily    2
Pecos I-215 II - Sansone Pecos .....    BofA      25,129,098    1.9       Office      1
Commonwealth Storage Facility ......    BofA      23,652,468    1.8     Industrial    1
                                                ------------   ----
TOTAL/WTD. AVG. ....................            $593,451,982   46.0%
                                                ============   ====

                                         % OF
                                      APPLICABLE   CUT-OFF     LTV
                                         LOAN     DATE LTV  RATIO AT  UNDERWRITTEN  MORTGAGE
LOAN NAME                                GROUP      RATIO   MATURITY      DSCR        RATE
------------------------------------  ----------  --------  --------  ------------  --------

Apple Hotel Portfolio ..............     10.3%      54.4%     54.4%       1.81x      6.500%
550 West Jackson ...................      9.2%      70.1%     70.1%       1.27x      6.640%
IBP ................................      7.0%      73.2%     68.9%       1.24x      6.380%
The Village at Cascade Station .....      6.5%      67.8%     67.8%       1.44x      5.704%
Korman Somerset Apartments .........     29.9%      66.8%     66.8%       1.46x      6.008%
Arundel Mills ......................      6.0%      70.0%     66.7%       1.08x      6.140%
Residence Inn - Irvine .............      3.2%      73.1%     66.8%       1.35x      6.470%
Vineyard Gate Apartments ...........     12.6%      74.5%     66.4%       1.10x      6.216%
Pecos I-215 II - Sansone Pecos .....      2.4%      62.7%     54.3%       1.25x      5.770%
Commonwealth Storage Facility ......      2.2%      65.7%     57.0%       1.16x      6.607%
                                                    ----      ----        ----       -----
TOTAL/WTD. AVG. ....................                66.8%     64.5%       1.38X      6.279%

---------
*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       20

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       21

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Acquisition
ORIGINAL NOTE A-4 PRINCIPAL
BALANCE(1):                        $109,318,750
FIRST PAYMENT DATE:                February 1, 2008
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     January 1, 2018
EXPECTED MATURITY BALANCE:         $109,318,750
BORROWING ENTITY:                  Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:              30/360
CALL PROTECTION:                   Lockout: 6 payments
                                   GRTR 4% PPMT or Yield
                                   Maintenance: 6 payments
                                   GRTR 3% PPMT or Yield
                                   Maintenance: 12 payments
                                   GRTR 1% PPMT or Yield
                                   Maintenance: 94 payments
                                   Open: 2 payments
UP-FRONT RESERVES:
   OTHER ESCROW(2):                $604,595
PARI PASSU DEBT:                   Note A-1: $86,212,500
                                   Note A-2: $86,212,500
                                   Note A-3: $63,106,250
LOCKBOX:                           Springing
--------------------------------------------------------------------------------

(1)  The $344,850,000 Apple Hotel Portfolio Pari Passu Whole loan has been split into four pari passu notes:  the $86,212,500  Note A-1 (not included in the
     Trust Fund) and the  $86,212,500  Note A-2 (not included in the Trust Fund)
     and the  $63,106,250  Note A-3 (not  included  in the  Trust  Fund) and the
     $109,318,750 Note A-4 (included in the Trust Fund).

(2)  Other escrow consists of a PIP Reserve.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:   $344,850,000
NOTE A-1 CUT-OFF DATE BALANCE:     $86,212,500
NOTE A-2 CUT-OFF DATE BALANCE:     $86,212,500
NOTE A-3 CUT-OFF DATE BALANCE:     $63,106,250
NOTE A-4 CUT-OFF DATE BALANCE:     $109,318,750
CUT-OFF DATE LTV(1):               54.4%
MATURITY DATE LTV(2):              54.4%
UNDERWRITTEN DSCR(1):              1.81x
MORTGAGE RATE:                     6.500%
--------------------------------------------------------------------------------

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

(2)  Calculated based on the Whole Loan Maturity Date Balance.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Hotel
PROPERTY SUB-TYPE:                 Various
LOCATION:                          Various
YEAR BUILT/RENOVATED:              Various/Various
NO. OF KEYS:                       3,439
CUT-OFF BALANCE PER KEYS:          $100,276
OCCUPANCY AS OF VARIOUS(1):        75.3%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Various
UNDERWRITTEN NET CASH FLOW:        $ 40,651,655
APPRAISED VALUE:                   $634,200,000
--------------------------------------------------------------------------------

(1)   Occupancy dates are as of 09/30/2007 or 10/05/2007.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       22

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

                              FINANCIAL INFORMATION

                                         FULL YEAR      FULL YEAR      TRAILING 12
                                       (12/31/2005)    (12/31/2006)     MONTHS(1)      UNDERWRITTEN
                                       ------------   -------------   -------------   -------------

Effective Gross Income .............   $96,347,137    $110,184,269    $115,779,668    $116,125,670
Total Expenses .....................   $59,396,025    $ 65,090,095    $ 67,926,517    $ 69,995,525
Net Operating Income (NOI) .........   $36,951,113    $ 45,094,175    $ 47,853,151    $ 46,130,145
Cash Flow (CF) .....................   $33,844,222    $ 41,006,905    $ 43,304,755    $ 40,651,655
DSCR on NOI(2) .....................          1.65x           2.01x           2.13x           2.06x
DSCR on CF(2) ......................          1.51x           1.83x           1.93x           1.81x

(1)  The Trailing 12 Months cover the period from  10/01/2006  to  09/30/2007 or
     10/06/2006 to 10/05/2007.

(2)  Calculated based upon the Whole Loan Cut-off Date Balance.

                               PORTFOLIO SUMMARY

                                                                      ALLOCATED LOAN
PROPERTY NAME                                        LOCATION             AMOUNT
--------------------------------------------   --------------------   --------------

Marriott Courtyard Dunn Loring .............   Vienna, VA              $  9,766,886
Marriott Courtyard Federal Way .............   Federal Way, WA            7,237,196
Hilton Garden Inn Westbury .................   Westbury, NY               6,872,642
Marriott Residence Inn Cypress .............   Los Alamitos, CA           6,546,128
Marriott Courtyard Addison .................   Addison, TX                5,978,691
Marriott Courtyard Westchase ...............   Houston, TX                5,287,623
Marriott Courtyard Tucson ..................   Tucson, AZ                 5,081,570
Marriott Residence Inn West University .....   Houston, TX                4,152,749
Hilton Homewood Suites Baton Rouge .........   Baton Rouge, LA            4,098,859
Marriott Residence Inn Tucson ..............   Tucson, AZ                 4,048,138
Marriott Residence Inn Westchase ...........   Houston, TX                3,978,397
Marriott Residence Inn Nashville ...........   Nashville, TN              3,842,086
Marriott Courtyard West University .........   Houston, TX                3,480,701
Marriott Residence Inn Hauppauge ...........   Hauppauge, NY              3,426,811
Marriott Courtyard Lebanon .................   Lebanon, NJ                3,271,479
Hilton Homewood Suites Albuquerque .........   Albuquerque, NM            3,220,758
Marriott Residence Inn Cranbury ............   Cranbury, NJ               3,170,038
Marriott Residence Inn Somerset ............   Somerset, NJ               3,135,167
Marriott Residence Inn Dallas-Fort Worth ...   Irving, TX                 3,030,556
Hilton Garden Inn Tampa ....................   Tampa, FL                  2,998,856
Marriott Springhill Suites Danbury .........   Danbury, CT                2,894,244
Marriott Residence Inn Park Central ........   Dallas, TX                 2,843,524
Hilton Homewood Suites Colorado Springs.....   Colorado Springs, CO       2,482,140
Marriott Courtyard Fort Worth ..............   Fort Worth, TX             2,393,378
Marriott Residence Inn Brownsville .........   Brownsville, TX            2,187,326
Marriott Courtyard Harlingen ...............   Harlingen, TX              2,152,456
Hilton Homewood Suites Solon ...............   Solon, OH                  1,740,351
                                                                       ------------
TOTAL/WTD. AVG. ............................                           $109,318,750

                                                   PROPERTY        U/W NET     YEAR BUILT/
PROPERTY NAME                                      SUB-TYPE       CASH FLOW     RENOVATED    ROOMS   OCCUPANCY(1)(2)
--------------------------------------------   ---------------   -----------   -----------   -----   ---------------

Marriott Courtyard Dunn Loring .............   Limited Service   $ 3,541,220    2005/NAP       206        70.6%
Marriott Courtyard Federal Way .............   Limited Service     2,230,005    2000/2006      160        78.8
Hilton Garden Inn Westbury .................   Limited Service     2,633,194    2000/NAP       140        79.6
Marriott Residence Inn Cypress .............   Extended Stay       2,435,618    2002/NAP       155        83.3
Marriott Courtyard Addison .................   Limited Service     1,930,643    2000/2006      176        60.8
Marriott Courtyard Westchase ...............   Limited Service     2,000,956    1999/NAP       153        68.8
Marriott Courtyard Tucson ..................   Limited Service     1,792,226    1996/2004      153        72.4
Marriott Residence Inn West University .....   Extended Stay       1,583,077    2004/NAP       120        76.4
Hilton Homewood Suites Baton Rouge .........   Extended Stay       1,732,679    1999/NAP       115        87.3
Marriott Residence Inn Tucson ..............   Extended Stay       1,973,799    2004/NAP       120        82.6
Marriott Residence Inn Westchase ...........   Extended Stay       1,404,084    1999/NAP       120        81.4
Marriott Residence Inn Nashville ...........   Extended Stay       1,439,968    1984/2000      168        84.8
Marriott Courtyard West University .........   Limited Service     1,291,268    2004/NAP       100        74.9
Marriott Residence Inn Hauppauge ...........   Extended Stay       1,363,156    2000/NAP       100        81.0
Marriott Courtyard Lebanon .................   Limited Service     1,036,599    2003/NAP       125        66.6
Hilton Homewood Suites Albuquerque .........   Extended Stay       1,379,819    2000/NAP       151        74.8
Marriott Residence Inn Cranbury ............   Extended Stay       1,278,725    2002/NAP       108        74.7
Marriott Residence Inn Somerset ............   Extended Stay       1,192,721    2002/NAP       108        84.8
Marriott Residence Inn Dallas-Fort Worth ...   Extended Stay       1,147,010    2001/NAP       100        73.6
Hilton Garden Inn Tampa ....................   Limited Service       955,535    1999/NAP        95        74.8
Marriott Springhill Suites Danbury .........   Extended Stay       1,037,636    2002/NAP       106        77.3
Marriott Residence Inn Park Central ........   Extended Stay       1,077,723    2002/NAP       139        71.1
Hilton Homewood Suites Colorado Springs.....   Extended Stay         871,220    2001/NAP       127        66.6
Marriott Courtyard Fort Worth ..............   Limited Service       846,528    2004/NAP        92        69.8
Marriott Residence Inn Brownsville .........   Extended Stay         965,771    2000/NAP       102        77.9
Marriott Courtyard Harlingen ...............   Limited Service       897,994    1996/NAP       114        72.9
Hilton Homewood Suites Solon ...............   Extended Stay         612,478    2002/NAP        86        71.7
                                                                 -----------                 -----        ----
TOTAL/WTD. AVG. ...........................                      $40,651,655                 3,439        75.3%

(1)  Data provided by Smith Travel Research.

(2)  Occupancy as of TTM 01/31/2008.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       23

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

                             OPERATIONAL STATISTICS

                                                           TRAILING 12
                                        2005       2006     MONTHS(1)      U/W
                                      --------   -------   -----------   -------

Average Daily Rate (ADR)...........    $100.33   $111.40     $116.93     $117.54
Occupancy .........................       75.6%     75.3%       75.3%       75.1%
RevPAR ............................    $ 75.88   $ 83.84     $ 88.10     $ 88.29

(1)   The Trailing 12 Months cover the period from 10/01/2006 to 09/30/2007 or
      10/06/2006 to 10/05/2007.

       APPLE HOTEL PORTFOLIO AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                        COMPETITIVE SET(1)              APPLE HOTEL PORTFOLIO(2)(3)             PENETRATION FACTOR

YEAR             OCCUPANCY      ADR        REVPAR    OCCUPANCY      ADR        REVPAR    OCCUPANCY      ADR        REVPAR
--------------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------

2004...........    66.8%      $ 88.40      $59.21      72.6%      $ 95.95      $69.61      108.7%      108.5%      117.6%
2005...........    70.3%      $ 93.00      $65.71      75.6%      $100.33      $75.88      107.5%      107.9%      115.5%
2006...........    70.1%      $102.10      $71.83      75.3%      $111.40      $83.84      107.4%      109.1%      116.7%
2007...........    68.3%      $103.07      $70.78      75.3%      $116.93      $88.10      110.2%      113.4%      124.5%

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Apple Hotel Portfolio
      Borrower.

(3)   2007 data is based off 09/30/2007 TTM or 10/05/2007 TTM.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       24

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Apple Hotel Portfolio Pari Passu Whole Loan is a $344.9 million ten-year fixed rate loan secured by a first mortgage on 27 cross-collateralized and cross-defaulted hotel properties located in 14 states. The Apple Hotel Portfolio Pari Passu Mortgage Loan is part of a split loan structure evidenced by four pari passu notes referred to as the
     Apple Hotel Portfolio Pari Passu Note A-1 (which is not included in the
     Trust Fund), the Apple Hotel Portfolio Pari Passu Note A-2 (which is not included in the Trust Fund), the Apple Hotel Portfolio Pari Passu Note A-3
     (which is not included in the Trust Fund), and the Apple Hotel Portfolio
     Pari Passu Note A-4 (which is included in the Trust Fund). The pari passu interests in the Apple Hotel Portfolio Pari Passu Whole Loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I Trust
     2008-TOP29 transaction. The Apple Hotel Portfolio Pari Passu Mortgage Loan
     is interest only for the entire loan term, matures on January 1, 2018 and accrues interest at an annual rate of 6.500%.

THE BORROWER:

o    The Apple Hotel Portfolio Borrower consists of 54 individual borrowing entities, including 34 Delaware limited liability companies and 20 Illinois limited partnerships, each owning no material assets other than the Apple
     Hotel Portfolio Mortgaged Properties and related interests. The Apple Hotel
     Portfolio Borrower is sponsored by Inland American Real Estate Trust, Inc., a subsidiary of the Inland Group Inc. ("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages approximately $20 billion in assets and more than 100 million square feet of commercial property.

THE PROPERTY:

o    The Apple Hotel Portfolio Mortgaged Properties contain a total of 3,439 rooms constructed between 1984 and 2005, with an average age of approximately eight years. The Apple Hotel Portfolio Mortgaged Properties are flagged by Residence Inn (11 hotels), Courtyard (nine hotels), Homewood
     Suites (four hotels), Hilton Garden Inn (two hotels) and Springhill Suites
     (one hotel), all of which are affiliates of either Marriott International,
     Inc. or Hilton Hospitality, Inc. Marriott International, Inc. is a lodging company with more than 2,900 properties in the United States and 67 other countries and territories. Hilton Hospitality, Inc. is also a lodging company, with over 2,900 hotels in 76 countries and territories worldwide.

o    Homewood Suites, Spring Hill Suites and Residence Inn hotels are extended-stay hotels designed to meet the needs of travelers staying five nights or more. Each extended stay property provides complimentary services such as daily newspaper delivery, breakfast, evening social hour, and transportation to nearby destinations. The Hilton Garden Inn and Courtyard hotels are select service hotels catering to the business and leisure travelers. The Hilton Garden Inn and Courtyard hotel properties feature a combination of suites and standard size rooms as well as business and leisure amenities, including a swimming pool, fitness facilities, high speed Internet access and a business center.

o    According to Smith Travel Research reports for the trailing 12 months ending January 31, 2008 for each Mortgaged Property, the Apple Hotel
     Portfolio's average occupancy, ADR and RevPAR penetrations were 109.7%,
     113.7% and 124.4%, respectively.

o    The Apple Hotel Portfolio Mortgaged Properties were acquired by the Apple
     Hotel Portfolio Borrower through a merger agreement with Apple Hospitality
     Five, Inc. Apple Hospitality Five, Inc. was a publicly traded REIT sponsored by David Lerner Associates, a privately held investment company that has underwritten six similar Apple REITs.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       25

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

o    The Apple Hotel Portfolio Borrower is required by the related loan documents to obtain insurance against perils and acts of terrorism, provided such coverage is commercially available for properties similar to and located in or around the region in which the applicable individual
     Apple Hotel Portfolio Property is located; provided, however, the Apple
     Hotel Portfolio Borrower is not required to obtain such a policy provided
     (A) the Apple Hotel Portfolio Borrower confirms in writing to the related mortgagee that it will protect and hold the mortgagee harmless from any losses associated with such risks by, among other things, either: (i)
     depositing with the mortgagee sums sufficient to pay for all uninsured costs related to a restoration of the applicable Apple Hotel Portfolio
     Property following any act of terrorism, or (ii) provided such act of terrorism occurs after the permitted prepayment date, prepaying the Apple
     Hotel Portfolio Whole Loan in accordance with the related loan documents;
     (B) Inland American Real Estate Trust, Inc. ("Inland American") executes a guaranty, in form and substance satisfactory to the mortgagee, guaranteeing in the event of any act of terrorism, payment to the mortgagee of any sums that the Apple Hotel Portfolio Borrower is obligated to pay to the mortgagee under clause (A) above; and (C) (i) Inland American maintains a net worth of at least $500,000,000 (as determined by such entity's most recent audited financial statements), (ii) Inland American maintains a direct or indirect ownership interest in the Apple Hotel Portfolio
     Borrower, and (iii) the aggregate loan-to-value ratio (as determined by the mortgagee) for all mortgaged properties on which it has a direct or indirect ownership interest shall not exceed 55%, however, Inland American may exceed the 55% loan-to-value ratio for a period not to exceed six months out of any 12 month period either (x) during the time period when
     Inland American is offering securities to the public, or (y) when in the business judgment of Inland American, exceeding a loan-to-value ratio of
     55% is necessary given existing circumstances of the credit environment, if
     Inland American maintains a net worth greater than or equal to
     $600,000,000, but in no event will the loan-to-value ratio exceed 65%.

o    The Apple Hotel Portfolio Borrower is generally required at its sole cost and expense to keep the Apple Hotel Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Apple Hotel Portfolio Mortgaged Properties are managed by Springhill
     SMC Corporation, Interstate Management Company, L.L.C., Courtyard
     Management Corporation, Residence Inn by Marriott, Inc., Hilton Garden
     Inns, Homewood Suites Management and Texas Western Management Partners,
     L.P.

CURRENT PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $86,212,500 Note A-1, $86,212,500 Note A-2 and $63,106,250 Note A-3, each held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       26

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                              APPLE HOTEL PORTFOLIO

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       27

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

                               [3 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       28

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $97,485,000
FIRST PAYMENT DATE:           October 1, 2007
TERM/AMORTIZATION:            120/0 months
INTEREST ONLY PERIOD:         120 months
MATURITY DATE:                September 1, 2017
EXPECTED MATURITY BALANCE:    $97,485,000
BORROWING ENTITY:             West Loop Associates LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance: 117 payments
                              Open: 3 payments
UP-FRONT RESERVES:
   OTHER RESERVE(1)           $247,114
   TAX/INSURANCE RESERVE      Yes
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE      Yes
FUTURE MEZZANINE DEBT:        Yes
LOCKBOX:                      Hard
--------------------------------------------------------------------------------
(1)  Other Reserve consists of a Master Lease Holdback

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $97,485,000
CUT-OFF DATE LTV:             70.1%
MATURITY DATE LTV:            70.1%
UNDERWRITTEN DSCR:            1.27x
MORTGAGE RATE:                6.640%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            CBD
LOCATION:                     Chicago, Illinois
YEAR BUILT/RENOVATED:         2001/NAP
NET RENTABLE SQUARE FEET:     401,651
CUT-OFF BALANCE PER SF:       $243
OCCUPANCY AS OF 03/01/2008:   91.2%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Jones Lang LaSalle
                              Americas (Illinois), L.P.
UNDERWRITTEN NET CASH FLOW:   $8,318,737
APPRAISED VALUE:              $139,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       29

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

                             FINANCIAL INFORMATION

                                         FULL YEAR    TRAILING 12 MONTHS
                                       (12/31/2006)       (06/30/2007)     UNDERWRITTEN
                                       ------------   ------------------   ------------

Effective Gross Income .............   $13,999,845       $11,227,518       $15,091,081
Total Expenses .....................   $ 6,053,761       $ 6,997,175       $ 6,712,096
Net Operating Income (NOI) .........   $ 7,946,084       $ 4,230,343       $ 8,378,985
Cash Flow (CF) .....................   $ 7,946,084       $ 4,230,343       $ 8,318,737
DSCR on NOI ........................          1.21x             0.64x             1.28x
DSCR on CF .........................          1.21x             0.64x             1.27x

                               TENANT INFORMATION(1)

                                                                                                    % OF
                                    RATINGS          TOTAL       % OF                POTENTIAL    POTENTIAL     LEASE
TOP TENANTS                    FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT     EXPIRATION
----------------------------   -----------------   ---------   --------   --------   ----------   ---------   -----------

Calyon Financial ...........       AA/Aa1/AA-       130,413      32.5%     $21.03    $2,742,475     31.9%     08/31/2019
Corporate Executive Board...       Not Rated         51,939      12.9      $20.50     1,064,750     12.4      02/28/2018
GSA ........................      AAA/Aaa/AAA        33,016       8.2      $41.25     1,361,910     15.8      09/19/2012
Guardian Life Insurance
 Company of America ........        NR/NR/AA         26,399       6.6      $19.73       520,852      6.1      05/31/2015
                                                    -------      ----                ----------     ----
TOTAL ......................                        241,767      60.2%               $5,689,986     66.2%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                         CUMULATIVE
                      NO. OF LEASES   EXPIRING     % OF     CUMULATIVE      % OF       BASE RENT
YEAR OF EXPIRATION       EXPIRING        SF      TOTAL SF    TOTAL SF     TOTAL SF     EXPIRING
-------------------   -------------   --------   --------   ----------   ----------   ----------

2009 ..............          1            362        0.1%         362        0.1%     $    6,969
2012 ..............          3         58,623       14.6       58,985       14.7%     $2,176,680
2013 ..............          3         24,170        6.0       83,155       20.7%     $  614,405
2014 ..............          2         35,324        8.8      118,479       29.5%     $  805,171
2015 ..............          1         26,399        6.6      144,878       36.1%     $  520,852
2017 ..............          2         33,016        8.2      177,894       44.3%     $  668,904
2018 ..............          2         51,939       12.9      229,833       57.2%     $1,064,750
2019 ..............          5        130,413       32.5      360,246       89.7%     $2,742,475
Vacant ............         --         41,405       10.3      401,651      100.0%             --
                           ---        -------      -----
TOTAL .............         19        401,651      100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       30

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 60.2% of the net rentable square feet, are:

o    CALYON FINANCIAL (NEWEDGE GROUP) (rated "AA" by Fitch, rated "Aa1" by
     Moody's and "AA-" by S&P) occupies 130,413 square feet (32.5% of square footage, 31.9% of rental income) under 7 leases each expiring August 31,
     2019. The current rent is $21.03 per square foot with annual rate increases of $0.50 per square foot. Calyon Financial is a global brokerage firm with institutional investors in the financial and commodity markets.
     Headquartered in Chicago, Illinois, Calyon Financial offers its clients a suite of products including futures and options, equities, foreign exchange, fixed income, financials, energies, metals, agriculturals and softs, and security futures products. These services include trade execution, global clearing and eBrokerage. Newedge Group provides brokerage, execution, and clearing services on about 70 securities and derivatives exchanges worldwide. Newedge Group specializes in financial futures and options, equity derivatives, fixed income securities, foreign exchange, agricultural and soft commodities, and metals. Newedge Group serves institutional clients including financial companies, asset managers, hedge funds, professional traders and other corporations. Newedge Group was formed when Calyon Financial and Fimat merged in early 2008. Calyon
     Financial (a subsidiary of Credit Agricole) and Societe Generale, which owned Fimat, each own half of Newedge Group.

o    CORPORATE EXECUTIVE BOARD (not rated) occupies 51,939 square feet (12.9% of square footage, 12.4% of rental income) under an 11-year lease expiring
     February 28, 2018. The current rent per square foot is $20.50 with annual rate increases of $0.50 per square foot. Corporate Executive Board provides research, decision support tools, and executive education that focuses on corporate strategy, operations and general management issues. Corporate
     Executive Board's research helps support executive decision making by identifying and analyzing specific management initiatives, processes and strategies in solving business problems or challenges. Corporate Executive
     Board's services include research studies, executive education seminars, research briefs and Web-based access to the program's content database and decision support tools. Corporate Executive Board offers research programs in various areas, such as human resources, strategy and research and development, information technology, sales and marketing, corporate finance, legal and compliance, operations and procurement, financial services, communications and general management. Corporate Executive Board was founded in 1979 and is headquartered in Washington, D.C. Corporate
     Executive Board currently serves more than 4,700 of the world's largest corporations, including over 80% of the Fortune 500. Corporate Executive
     Board has over 2,400 large corporate members globally and 2,200 employees.

o    GSA/FOOD AND DRUG ADMINISTRATION (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by S&P) occupies 33,016 square feet (8.2% of square footage,
     15.8% of rental income) under a ten-year lease expiring September 19, 2012.
     The current rent per square foot is $41.25 with annual rate increases of
     $1.00 per square foot. The Food and Drug Administration works within the
     Department of Health and Human Services. Overall, the Food and Drug
     Administration's responsibilities include promoting and protecting the public health by helping safe and effective products reach the market. In addition, the Food and Drug Administration monitors products for continued
     safety after they are in use as well as help the public get the accurate, science-based information needed to improve health. The Food and Drug
     Administration assures the safety of foods and cosmetics, and the safety and efficacy of pharmaceuticals, biological products and medical devices.
     The Food and Drug Administration was established in 1906 through the Pure
     Food and Drugs Act.

o    GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (not rated by Fitch and Moody's, rated "AA" by S&P) occupies 26,399 square feet (6.6% of square footage,
     6.1% of rental income) under a ten-year lease expiring May 31, 2015. The current rent is $19.73 per square foot with annual rate increases of $0.50 per square foot. Guardian Life Insurance Company of America is the fourth largest mutual life insurance company in the United States and is owned by its policy holders. Guardian Life Insurance Company of America offers financial services in the following areas: insurance, retirement planning, investing, education funding and estate planning. With more than 5,000 employees, over 3,000 financial representatives and over 80 agencies nationwide, Guardian Life Insurance Company of America and its subsidiaries provide individuals, businesses and their employees with life, disability, health and dental insurance products, and offer 401(k), financial products and trust services. Guardian Life Insurance Company of America's employee health indemnity plans provide Health Maintenance Organization, Preferred
     Provider Organization, and dental and vision plans, as well as disability plans. In the retirement area, Guardian Life Insurance Company of America offers the Park Avenue group of mutual funds and annuity products, managed by its affiliate Guardian Investor Services.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       31

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 550 West Jackson Mortgage Loan is a $97.5 million, ten-year fixed rate loan secured by an 18-story Class "A" office building located in Chicago,
     Illinois. The 550 West Jackson Mortgage Loan is interest only for the full loan term, matures on September 1, 2017 and accrues interest at an annual rate of 6.640%.

THE BORROWER:

o    The 550 West Jackson Mortgage Loan Borrower, West Loop Associates LLC, is a
     Delaware limited liability company and a single purpose entity with at least two independent directors for which the 550 West Jackson Mortgage
     Loan Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership in the 550 West Jackson Mortgage Loan Borrower is held by
     West Loop Mezz LLC (100%) which is 100% owned by West Loop Member LLC, an investor group led by Mark Karasick.

o    Mark W. Karasick, the borrower principal, is a real estate developer and owner of office buildings across the United States. Mr. Karasick has a net worth and liquidity of $93 million and $41 million, respectively.

THE PROPERTY:

o    The 550 West Jackson Mortgaged Property consists of a fee simple interest on an 18-story Class "A" central business district office building constructed in 2001. The 18-story improvements contain 401,651 rentable square feet and are situated on 0.60 acres.

o    The 550 West Jackson Mortgaged Property's amenities include conference facilities, a fitness center, a sundry shop and an underground parking facility with 170 parking spaces.

o    The 550 West Jackson Mortgaged Property is located in Chicago, Illinois'
     central business district in the heart of the West Loop submarket directly across the street from Union Station, a major commuter rail station in
     Chicago. The West Loop is the largest and most accessible office market in downtown due to its proximity to Union Station and the two other major commuter rail stations, Ogilvie Transportation Center and LaSalle Street
     Station. Additionally, a train stop on Chicago Transit Authority's rapid transit system and several bus routes are located in the submarket and in close proximity to the 550 West Jackson Mortgaged Property. Chicago's major expressway system is accessible from the 550 West Jackson Mortgaged
     Property. The Kennedy Expressway, located three blocks west and the
     Eisenhower Expressway, located several blocks south provide connections to the Edens, Dan Ryan and Stevenson Expressways facilitating automobile traffic throughout the metropolitan area. Additionally, Wacker Drive, a two-level, six-lane divided thoroughfare located three blocks east provides easy access throughout the central business district and to Lakeshore
     Drive, which conveniently connects commuter traffic to the remainder of the
     Chicago and suburban communities north of the central business district. As of first quarter of 2008, the West Loop submarket had 27.2 million square feet of Class "A" office space with a vacancy of 12.2% and market rent of
     $38.79 per square foot (gross).

o    The 550 West Jackson Mortgage Loan Borrower is generally required at its sole cost and expense to keep the 550 West Jackson Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The 550 West Jackson Borrower is generally required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that the 550 West Jackson Borrower is not required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to 100% of the aggregate insurance premiums payable with respect to all the insurance coverage for the immediately prior 12 month period.

PROPERTY MANAGEMENT:

o    The 550 West Jackson Mortgaged Property is managed by Jones Lang LaSalle
     Americas (Illinois), L.P., a subsidiary of Jones Lang LaSalle, Inc. Jones
     Lang LaSalle, Inc. provides real estate and investment management services to clients in the Americas, Europe, the Middle East, Africa and
     Asia-Pacific. Jones Lang LaSalle, Inc.'s real estate services include agency leasing, property management, project and development, valuations, capital markets, real estate investment banking and merchant banking, brokerage of properties, corporate finance, hotel advisory, tenant representation, facilities management, strategic consulting, outsourcing and money management. Jones Lang LaSalle, Inc. was founded in 1997 and is headquartered in Chicago, Illinois. According to year end financial reports dated December 31, 2007, Jones Lang LaSalle, Inc. reported $2.65 billion in total revenues, $257.8 million net income and $1.01 billion stockholder equity.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       32

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 550 West Jackson Borrower is permitted to incur mezzanine financing or receive a capital contribution in the form of preferred equity upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance acceptable to the Rating Agencies and the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the 550 West Jackson Mortgage Loan, must result in a debt service coverage ratio greater than or equal to 1.05x; (e) the amount of such mezzanine loan must not exceed the lesser of (1) $3,000,000 and (2) an amount, when added to the outstanding principal balance of the 550 West
     Jackson Mortgage Loan, which would equal 80% of the fair market value of the 550 West Jackson Mortgaged Property (as based upon an appraisal acceptable to the mortgagee); and (e) confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the 550 West Jackson Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       33

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                550 WEST JACKSON

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       34

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

                               [3 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       35

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Acquisition
ORIGINAL NOTE A-1 PRINCIPAL        $75,000,000
   BALANCE(1):
FIRST PAYMENT DATE:                November 1, 2007
TERM/AMORTIZATION:                 120/360 months
INTEREST ONLY PERIOD:              60 months
MATURITY DATE:                     October 1, 2017
EXPECTED MATURITY BALANCE:         $70,597,143
BORROWING ENTITY:                  ARI-International Business Park, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   116 payments
                                   Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE           Yes
   REPLACEMENT RESERVES            $160,400
   TI/LC RESERVES                  $8,800,000
OTHER RESERVE(2)                   $2,233,216
ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE           Yes
PARI PASSU DEBT:                   Note A-2: $27,589,000
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)  The $102,589,000 IBP Pari Passu Whole Loan has been split into two pari passu notes: the $75,000,000 Note A-1 (included in the Trust Fund) and the
     $27,589,000 Note A-2 (not included in the Trust Fund).

(2)  Other Reserve consists of the Ten 20 Free Rent Reserve ($4,142), the Free
     Rent Reserve ($264,049) and the Initial SA Free Rent Reserve ($1,965,025).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:   $102,589,000
NOTE A-1 CUT-OFF DATE BALANCE:     $75,000,000
NOTE A-2 CUT-OFF DATE BALANCE:     $27,589,000
CUT-OFF DATE LTV(1):               73.2%
MATURITY DATE LTV(2):              68.9%
UNDERWRITTEN DSCR(1):              1.24x
MORTGAGE RATE:                     6.380%
--------------------------------------------------------------------------------

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

(2)  Calculated based on the Whole Loan Maturity Date Balance.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plano/Carrollton, Texas
YEAR BUILT/RENOVATED:              1997/2001
NET RENTABLE SQUARE FEET:          813,450
CUT-OFF BALANCE PER SF:            $126
OCCUPANCY AS OF 01/31/2008:        94.1%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Billingsley Property
                                   Services, Inc.
UNDERWRITTEN NET CASH FLOW:        $9,525,467
APPRAISED VALUE:                   $140,200,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       36

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR
                                 (12/31/2006)   (12/31/2007)   UNDERWRITTEN
                                 ------------   ------------   ------------
Effective Gross Income .......    $18,045,208    $16,022,576    $17,470,062
Total Expenses ...............    $ 6,635,765    $ 7,432,325    $ 7,781,905
Net Operating Income (NOI) ...    $11,409,443    $ 8,590,251    $ 9,688,157
Cash Flow (CF) ...............    $11,409,443    $ 8,590,251    $ 9,525,467
DSCR on NOI(1) ...............           1.48x          1.12x          1.26x
DSCR on CF(1) ................           1.48x          1.12x          1.24x

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

                              TENANT INFORMATION(1)

                                        RATINGS          TOTAL       % OF
TOP TENANTS                        FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF
--------------------------------   -----------------   ---------   --------
Real Page, Inc. ................       Not Rated        183,509      22.6%
International Rehabilitation
  Associates ....................    BBB+/Baa2/BBB+      84,662      10.4
Tyler Technologies .............       Not Rated         59,478       7.3
S & A Restaurant Corp. .........       Not Rated         45,105       5.5
                                                        -------      ----
TOTAL ..........................                        372,754      45.8%

                                              POTENTIAL    % OF      LEASE
TOP TENANTS                       RENT PSF       RENT      RENT   EXPIRATION
-------------------------------   --------   -----------   ----   ----------
Real Page, Inc. ...............    $20.00     $3,670,180   25.4%  08/31/2016
International Rehabilitation
  Associates ...................   $22.65      1,917,939   13.3   12/31/2008(2)
Tyler Technologies ............    $20.00      1,189,560    8.2   08/31/2012
S & A Restaurant Corp. ........    $12.00        541,260    3.7   03/31/2011
                                              ----------   ----
TOTAL .........................               $7,318,939   50.6%

(1)  Information obtained from underwritten rent roll except for Ratings (Fitch
     / Moody's / S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  International Rehabilitation Associates occupies two spaces. 46,679 square feet expires on December 31, 2008 and 37,983 square feet expires on
     December 31, 2009.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING        SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
------------------   -------------   --------   --------   ----------   -------------   ----------

2008 .............          2          68,442      8.4%       68,442          8.4%      $1,555,556
2009 .............          7          53,262      6.5       121,704         15.0%      $1,093,403
2010 .............          8          45,738      5.6       167,442         20.6%      $  855,800
2011 .............          7          72,400      8.9       239,842         29.5%      $1,037,673
2012 .............         22         268,003     32.9       507,845         62.4%      $5,192,270
2013 .............          4          34,629      4.3       542,474         66.7%      $  706,709
2014 .............          1          10,979      1.3       553,453         68.0%      $  259,544
2016 .............          4         189,367     23.3       742,820         91.3%      $3,772,695
Vacant ...........         --          70,630      8.7       813,450        100.0%              --
                          ---         -------    -----
TOTAL ............         55         813,450    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       37

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 45.8% of the net rentable square feet, are:

o    REALPAGE, INC. (not rated) occupies three spaces for a total of 183,509 square feet (22.6% of square footage, 25.4% of rental income) under three leases, expiring on August 31, 2016. The current rental rate per square foot of $20.00 is constant throughout the loan term. There are two 3-year or 5-year renewals, at RealPage, Inc.'s discretion, at current market rates. RealPage, Inc. is a private company formed in 1998 that creates software for the multi-family industry. RealPage, Inc.'s products include property marketing (customized websites), tracking software for prospects, revenue management tools to determine ideal rent and billing software.

o    INTERNATIONAL REHABILITATION ASSOCIATES (not rated) occupies 84,662 square feet (10.4% of square footage, 13.3% of rental income) under two 7-year leases expiring December 31, 2008. The current rental rate per square foot of $22.65 per square foot is constant throughout the remainder of the term.
     There are two 5-year renewal options at 95% of the current market rates.
     International Rehabilitation Associates has recently extended their lease on 37,983 square feet with a new lease expiration of December 31, 2009.
     International Rehabilitation Associates is a subsidiary of CIGNA
     Corporation and provides case management and medical costs containment services for more than 20,000 customers nationwide. CIGNA Corporation's customers consist of employers, insurance companies, third party administrators, unions, government entities and managed care organizations.
     CIGNA Corporation (NYSE: "CI") (rated "BBB+" by Fitch, "Baa2" by Moody's and "BBB+" by S&P) provides health care globally. CIGNA Corporation operates in two segments, Health Care and Disability and Life. Health Care segment offers insured and self-funded medical, dental, behavioral health, vision and prescription drug benefit plans; health advocacy programs;
     disability and life insurance products; and retail pharmacies. Disability and Life segment provides group long-term and short-term disability insurance as well as case management and related services to workers'
     compensation insurers and employers; group life insurance products comprising group term life and group universal life; and personal accident insurance consisting of accidental death and dismemberment, and travel accident insurance. Based in Philadelphia, Pennsylvania, CIGNA Corporation
     was founded in 1792. According to year end financial reports dated December
     31, 2007, CIGNA Corporation reported $17.6 billion in total revenues, $1.12 billion net income and $4.75 billion stockholder equity.

o    TYLER TECHNOLOGIES (not rated) (NYSE: "TYL") occupies 59,478 square feet
     (7.3% of square footage, 8.2% of rental income) under a 10-year lease expiring August 31, 2012. The current rental rate per square foot of $20.00 per square foot increases to $22.00 per square foot on April 1, 2010 for the remainder of the lease term. There is one 5-year renewal option at current market rates. Tyler Technologies' software and services enable local governments (cities, counties, schools and other government entities)
     to become more efficient, accessible and responsive to the needs of citizens. Tyler Technologies' financial management systems include modules for general ledger, budget preparation, fixed assets, requisitions, purchase orders, bid management, accounts payable, contract management, accounts receivable, investment management, inventory control, project and grant accounting, work orders, job costing, GASB 34 reporting, payroll and human resources. Tyler Technologies was founded in 1966 and is based in
     Dallas, Texas. According to the year end financial reports dated December
     31, 2007, Tyler Technologies reported $219.8 million in total revenues,
     $17.5 million in net revenue and $137.2 million stockholder equity.

o    S & A RESTAURANT CORP. (Steak & Ale) (not rated) occupies 45,105 square feet (5.5% of square footage, 3.7% of rental income) under 3 leases each expiring March 31, 2011. The current rental rate per square foot of $12.00 per square foot is constant throughout the loan term. There are two 5-year renewal options at current market rates. S & A Restaurant Corp. is a subsidiary of Metromedia Company and operates restaurants throughout the
     United States. S & A Restaurant Corp.'s menu includes steaks, entrees, salads, desserts and drinks, including beer, wine and champagne. S & A
     Restaurant Corp. also offers dinning rooms for banquet, business luncheon, wedding reception, and party. S & A Restaurant Corp. is based in Plano,
     Texas. Metromedia Company is one of the United States' largest private companies. S & A Restaurant Corp. is a subsidiary of Metromedia
     International Group, a holding company that has interests in telecommunications ventures in Eastern Europe and the former Soviet Union, including wireless and fixed-line phone and cable TV systems; Metromedia
     Restaurant Group, which owns or franchises Ponderosa, Bennigan's, Bonanza and Steak and Ale restaurants; and Metromedia Energy, an independent energy marketer. Chairman John Kluge and partner Stuart Subotnick control about
     20% of Metromedia Company through a partnership.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       38

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

                             ADDITIONAL INFORMATION

THE LOAN:

o    The IBP Pari Passu Whole Loan is a $102.6 million, ten-year fixed rate loan secured by a first mortgage on seven, two- and three-story multi-tenant suburban office buildings located in Plano and Carrollton, Texas. The IBP
     Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu notes referred to as the IBP Pari Passu Note A-1 (which is included in the Trust Fund), and the IBP Pari Passu Note A-2 (which is not included in the Trust Fund). The IBP Pari Passu Whole Loan is interest only for the first five years of the loan term, matures on October 1, 2017 and accrues interest at an annual rate of 6.380%.

THE BORROWER:

o    The IBP Borrower is ARI-International Business Park, LLC, a Delaware
     limited liability company and a single purpose entity with at least two independent directors for which the IBP Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held by eight tenants in common.

o    The IBP Borrower sponsor is Argus Realty Investors, L.P., a full service real estate company founded by Maxwell Drever in 2001. Argus Realty
     Investors, L.P. caters to 1031 Exchange investors, institutional investors, and investors with a net worth of over $1 million. Argus Realty Investors,
     L.P. has acquired and sold more than $1.5 billion in commercial real estate assets and currently has over eight million square feet of real estate under management. The executive management team at Argus Realty Investors,
     L.P. has approximately 150 years of combined experience acquiring, financing and managing commercial real estate. Maxwell Drever has more than
     30 years of experience in commercial real estate brokerage, syndications, acquisitions, ownership and management.

THE PROPERTY:

o    The IBP Mortgaged Property consists of a fee simple interest in seven two-
     and three-story multi-tenant suburban Class "A" office buildings constructed between 1997 and 2001. The improvements contain 813,450 net rentable square feet and are situated on seven different non-contiguous sites totaling 50.34 acres. The IBP Mortgaged Property is located within a
     300-acre business park known as International Business Park, a 14-building industrial park containing 1.4 million square feet of office and light industrial net rentable area.

o    The IBP Office Mortgaged Property features large and flexible floor plates, secure entry access, a health club, dining facilities, central gardens, gas grills, picnic tables, sports courts and food service. Parking is provided by 3,470 spaces for a parking ratio of 4.33 spaces per 1,000 square feet.
     There are a total of 42 tenants occupying seven buildings.

o    The IBP Mortgaged Property is located in the Dallas/Fort Worth metropolitan statistical area approximately 12 miles north of the Dallas central business district and 30 miles northeast of the Fort Worth central business district in the cities of Plano and Carrollton, Texas. The IBP Mortgaged
     Property is located within the Far North Dallas submarket. Far North Dallas is viewed as a major employment center for the area due to its accessibility via major roadways and surrounding infrastructure of retail and hotels. The submarket boasts more than 12,000 hotel rooms for business travelers and tourists along with more than 20 million square feet of retail space and 29 million square feet of office space. Amenities in the area include two regional malls, Shops at Willow Bend (1.5 million square feet) and Stonebriar Center (1.6 million square feet) as well as Legacy
     Center, a 150-acre master planned business, retail, and residential community. Access to the IBP Mortgaged Property is provided via President
     George Bush Turnpike and the Dallas North Tollway which are located directly south and southeast less than one mile from the property.
     Employers who have their national or regional headquarters in the submarket include: Accor (Motel 6), Frito-Lay, Electronic Data Systems, Computer
     Associates, Mary Kay, Wachovia, JCPenney, and Pizza Hut. Demographics for
     the one-, three- and five-mile radii of the IBP Mortgaged Property include a population of 10,998, 126,521, and 282,867, respectively, and an average household income of $72,313, $97,843, and $98,652, respectively.

o    The IBP Borrower is generally required at its sole cost and expense to keep the IBP Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The IBP Borrower is generally required, in accordance with the related loan documents, to obtain insurance against acts of terrorism; provided that such coverage is commercially available for properties similar to the IBP
     Mortgaged Property located in or around the area in which the IBP Mortgaged
     Property is located.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       39

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

PROPERTY MANAGEMENT:

o    The IBP Mortgaged Property is managed by Billingsley Property Services,
     Inc., a borrower related management company.

CURRENT PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $27,589,000 Note A-2.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The IBP Borrower is permitted to incur additional subordinate indebtedness secured by the IBP Mortgaged Property upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a subordinate lender reasonably approved by the mortgagee and the rating agencies originates such mezzanine financing; (c) the mezzanine lender will have executed a intercreditor agreement reasonably satisfactory to the mortgagee and the rating agencies; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the IBP Mortgage Loan, must result in a loan-to-value ratio less than or equal to 80% of the fair market value of the IBP Mortgaged Property and a debt service coverage ratio greater than or equal to 1.10x; and (e) confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the IBP Mortgage Loan.

     Any tenant in common principal of the IBP Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a mezzanine lender reasonably approved by the mortgagee originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form reasonably satisfactory to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the IBP Mortgage
     Loan, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to 1.10x; and (e) receipt by the mortgagee of satisfactory evidence that the mezzanine financing will not result in a downgrade of the IBP Borrower under the requirements of the rating agencies in connection with a securitization involving the IBP
     Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       40

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                       IBP

                                [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       41

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       42

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $69,000,000
FIRST PAYMENT DATE:           April 1, 2008
TERM/AMORTIZATION:            120/0 months
INTEREST ONLY TERM:           120 months
MATURITY DATE:                March 1, 2018
EXPECTED MATURITY BALANCE:    $69,000,000
BORROWING ENTITY:             Cascade Station Retail
                              Center, L.L.C.
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                              114 payments
                              Open: 6 payments
UP-FRONT RESERVES:
   TAX RESERVE:               Yes
   TI/LC RESERVE:             $1,808,350
   RENT RESERVE:              $1,260,419
ONGOING MONTHLY RESERVES:
   TAX RESERVE:               Yes
   REPLACEMENT RESERVE:       $2,616
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $69,000,000
CUT-OFF DATE LTV:             67.8%
MATURITY DATE LTV:            67.8%
UNDERWRITTEN DSCR:            1.44x
MORTGAGE RATE:                5.704%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Portland, Oregon
YEAR BUILT/RENOVATED:         2007/NAP
NET RENTABLE SQUARE FEET:     392,821
CUT-OFF BALANCE PER SF:       $176
OCCUPANCY AS OF 06/06/2008:   68.8%
LEASED AS OF 06/06/2008:      85.2%
OWNERSHIP INTEREST:           Leasehold
PROPERTY MANAGEMENT:          CenterCal Properties, LLC
UNDERWRITTEN NET CASH FLOW:   $5,648,467
APPRAISED VALUE:              $100,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       43

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

                              FINANCIAL INFORMATION

                                 UNDERWRITTEN
                                 ------------
Effective Gross Income .......    $8,758,684
Total Expenses ...............    $2,878,822
Net Operating Income (NOI) ...    $5,879,861
Cash Flow (CF) ...............    $5,648,467
DSCR on NOI ..................         1.50x
DSCR on CF ...................         1.44x

                              TENANT INFORMATION(1)

                                      RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                      FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
------------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Best Buy .....................     BBB+/Baa2/BBB       45,631      11.6%     $18.49    $  843,749      12.6%      01/31/2023
The Sports Authority, Inc. ...       NR/NR/B--         40,788      10.4      $14.71       599,991       9.0       01/31/2018
Ross Dress For Less ..........       NR/NR/BBB         30,047       7.6      $14.00       420,658       6.3       01/31/2018
Marshalls ....................        NR/A3/A          29,850       7.6      $13.60       405,999       6.1       09/30/2017
                                                      -------      ----                ----------      ----
TOTAL ........................                        146,316      37.2%               $2,270,397      34.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                       NO. OF LEASES                   % OF     CUMULATIVE     CUMULATIVE     BASE RENT
 YEAR OF EXPIRATION       EXPIRING     EXPIRING SF   TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
--------------------   -------------   -----------   --------   ----------   -------------   ----------

 2012 ..............          3            7,044        1.8%        7,044          1.8%      $  280,833
 2013 ..............          4           29,098        7.4        36,142          9.2%      $  684,712
 2017 ..............         12          114,080       29.0       150,222         38.2%      $2,186,477
 2018 ..............          8          123,704       31.5       273,926         69.7%      $2,245,300
 2023 ..............          4           64,377       16.4       338,303         86.1%      $1,279,397
 Vacant ............         --           54,518       13.9       392,821        100.0%              --
                            ---          -------      -----
 TOTAL .............         31          392,821      100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       44

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 37.2% of the total net rentable square feet, are:

o    BEST BUY (NYSE: "BBY") (rated "BBB+" by Fitch, "Baa2" by Moody's and "BBB"
     by S&P) occupies 45,631 square feet (11.6% of square feet, 12.6% of rental income) under a 15-year lease expiring on January 31, 2023. The current rental rate per square foot of $18.49 increases to $20.63 on February 1,
     2013 and $22.69 on February 1, 2018. There are four five-year options to renew the lease with rental rates increasing by approximately 10% at each renewal period. Best Buy Co., Inc. is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services primarily in the United States, Canada and China. Best Buy
     Co., Inc. operates retail stores and commercial web sites under the brand names: Best Buy, Five Star, Future Shop, Geek Squad, Magnolia Audio Video
     and Pacific Sales Kitchen and Bath Centers. As of March 1, 2008, Best Buy
     Co., Inc. operated 923 Best Buy stores in the United States, 51 Best Buy stores in Canada, as well as, 13 Magnolia Audio Video stores, 19 Pacific
     Sales stores, 131 Future Shop stores and 160 Five Star stores. Best Buy
     Co., Inc. was founded in 1966 and is based in Richfield, Minnesota. As of the fiscal year ended March 1, 2008, Best Buy Co., Inc. reported revenue of approximately $40.0 billion, net income of $1.4 billion and stockholder equity of $4.5 billion.

o    THE SPORTS AUTHORITY, INC. (rated "B-" by S&P, not rated by Fitch or
     Moody's) occupies 40,788 square feet (10.4% of square feet and 9.0% of rental income) under a ten-year lease expiring on January 31, 2018. The current rental rate per square foot of $14.71 increases to $16.50 on
     February 1, 2013 and $18.15 during the first renewal period on February 1,
     2018. There are four five-year options to renew the lease with increases in the rental rates of $18.15 per square foot for the first renewal period,
     $20.00 per square foot for the second renewal period, $22.50 per square foot for the third renewal period, and a rate equivalent to market for the fourth renewal period. The Sports Authority, Inc. is a privately held full-line sporting goods chain founded in 1987 and headquartered in
     Englewood, Colorado. The Sports Authority, Inc. operates over 400 stores in
     45 states under the name "The Sports Authority".

o    ROSS DRESS FOR LESS (NASDAQ: "ROST") (rated "BBB" by S&P, not rated by
     Fitch or Moody's) occupies 30,047 square feet (7.6% of square feet, 6.3% of rental income) under a ten-year lease expiring on January 31, 2018. The current rental rate per square foot of $14.00 increases to $15.00 per square foot in February 1, 2013. There are four five-year options to renew the lease at a rental rate increase of $1.00 per square foot for each renewal period. Ross Stores, Inc. is the nation's second largest off-price retailer. Ross Stores, Inc., through its subsidiaries, operates two chains of off-price retail apparel and home accessories stores in the United
     States. As of February 2, 2008, Ross Stores, Inc. operated 890 stores, including 838 Ross Dress For Less stores and 52 dd's DISCOUNTS stores which offer branded apparel, shoes and accessories as well as gift items, linens and other home-related merchandise. Ross Stores, Inc. also provides maternity, small furniture and furniture accents, educational toys and games, luggage, gourmet food and cookware, watches, sporting goods and fine jewelry. Ross Stores, Inc. was founded in 1957 and is headquartered in
     Pleasanton, California. As of the fiscal year ended February 2, 2008, Ross
     Stores, Inc. reported revenue of approximately $6.0 billion, net income of
     $261.1 million and stockholder equity of $970.6 million.

o    MARSHALLS (not rated) occupies 29,850 square feet (7.6% of square feet,
     6.1% of rental income) of retail space under a ten-year lease expiring on
     September 30, 2017. The current rental rate of $13.60 per square foot increases to $15.00 per square foot on October 1, 2012. There are four five-year options to renew the lease at a rental rate of $16.00 per square foot during the first renewal option, increasing by $1.50 per square foot for each renewal period thereafter. Marshalls is one of the nation's leading off-price family apparel and home fashion retailers with 776 stores spanning 42 states and Puerto Rico. Marshalls offers a wide selection of brand name fashions as well as giftwares and domestics for the home. The parent company, TJX Companies, Inc. (NYSE: "TJX") (rated "A" by S&P, "A3"
     by Moody's and not rated by Fitch), sells family apparel and home fashions through its T.J. Maxx, Marshalls, Bob's Stores and A.J. Wright retail chains in the United States; Winners and HomeSense retail chains in Canada;
     and the T.K. Maxx retail chain in the United Kingdom. As of January 26,
     2008, TJX Companies, Inc. operated 847 T.J. Maxx stores, 776 Marshalls stores, 289 HomeGoods stores, 129 A.J. Wright stores and 34 Bob's Stores in the United States; 191 Winners and 71 HomeSense stores in Canada; and 226
     T.K. Maxx stores in Europe. TJX Companies, Inc. was founded in 1956 and is headquartered in Framingham, Massachusetts. As of the fiscal year ended
     January 26, 2008, TJX Companies, Inc. reported revenue, net income and stockholder equity of approximately $18.6 billion, $771.8 million and $2.1 billion, respectively.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       45

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Village at Cascade Station Mortgage Loan is a $69.0 million, ten-year loan secured by a first mortgage on a lifestyle center located in Portland,
     Oregon. The Village at Cascade Station Mortgage Loan is interest-only for the entire loan term, matures on March 1, 2018 and accrues interest at an annual rate of 5.704%.

THE BORROWER:

o    The Village at Cascade Station Borrower is Cascade Station Retail Center
     L.L.C., a Delaware limited liability company and single purpose, bankruptcy remote entity with at least one independent directors, for which a non-consolidation opinion has been provided by The Village at Cascade
     Station Borrower's legal counsel. Equity ownership in The Village at
     Cascade Station Borrower (100%) is held by Cascade Center Cal, LLC, a
     Delaware limited liability company which is owned (100%) by CenterCal, LLC, a Delaware limited liability company which is owned (84%) by the California
     State Teachers Retirement System, a public entity and CenterCal Associates
     LLC (16%), a Delaware limited liability company and the managing member.
     CenterCal Associates LLC is owned (50%) Fred Bruning and Jean Paul Wardy
     (50%).

o    CenterCal LLC, a joint venture with the California State Teachers
     Retirement System, is a real estate development company that was formed in
     2005 by Fred Bruning and Jean Paul Wardy. CenterCal LLC was formed to develop and acquire retail properties throughout the western United States and currently has over 3.5 million square feet in various stages of development. Messrs. Bruning and Wardy combined have in excess of 50 years experience in shopping center development and have worked together for over
     12 years.

o    The California State Teachers Retirement System is one of the nation's largest public pension funds, overseeing $169.2 billion in investment assets.

THE PROPERTY:

o    The Village at Cascade Station Mortgaged Property consists of a leasehold interest in an anchored retail center located in Portland, Oregon. The improvements, constructed in 2007, consist of 392,821 net rentable square feet and are situated on 29.47 acres.

o    The Village at Cascade Station Mortgaged Property is currently leased to 31 tenants in eleven one-story buildings. Anchor tenants include Best Buy, The
     Sports Authority, Inc., DSW, Staples, Marshalls, Ross Dress For Less and
     Pet Smart. Inline tenants include T-Mobile, Supercuts, Jamba Juice,
     Quiznos, Starbucks, Kay Jewelers, Verizon Wireless, Dress Barn, Red Robin
     and Bath & Body Works. The Village at Cascade Station Mortgaged Property is
     adjacent to a 280,000 square foot IKEA and a 120,000 square foot Costco
     Home Furnishings store. Parking is provided by 1,370 surface spaces resulting in a parking ratio of 3.49 per 1,000 square feet.

o    The Village at Cascade Station Mortgaged Property is located in northeast
     Portland, Oregon adjacent to the Portland International Airport and within the Portland International Center. The Portland International Center is a
     485-acre area owned by the Port of Portland and developed with R&D/flex and
     Class "A" office space. Currently under construction, the Portland
     International Center is expected to include an estimated 1.2 million square feet of office space and 800,000 of retail space including hotels and event spaces. Access to The Village at Cascade Station Mortgaged Property is
     primarily provided by Interstate 205, the north-south transportation route along the eastern side of Portland. Interstate 205 connects with Interstate
     5 to the west and Interstate 84 to the north.

o    The Village at Cascade Station Mortgaged Property is located in the
     Eastside retail submarket which contains approximately 4.8 million square feet of retail space and has a 7.9% vacancy rate. Demographics for the one-, three- and five-mile radius of The Village at Cascade Station
     Mortgaged Property include a population of 60, 67,528, and 281,993, respectively, and an average household income of $64,077, $70,971, and
     $71,843, respectively.

o    The Village at Cascade Station Borrower is generally required at its sole cost and expense to keep The Village at Cascade Station Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       46

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

o    The Village at Cascade Station Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism (excluding, under certain circumstances, acts of war and nuclear, chemical and biological acts).

PROPERTY MANAGEMENT:

o    The Village at Cascade Station Mortgaged Property is managed by CenterCal
     Properties LLC, a borrower related company that was formed in 2005.
     CenterCal Properties LLC currently manages approximately 3,200,000 square feet of retail in the western United States.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       47

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         THE VILLAGE AT CASCADE STATION

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       48

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                           KORMAN SOMERSET APARTMENTS

                               [3 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       49

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                           KORMAN SOMERSET APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $67,400,000
FIRST PAYMENT DATE:           August 1, 2007
TERM/AMORTIZATION:            84/0 months
INTEREST ONLY PERIOD:         84 months
MATURITY DATE:                July 1, 2014
EXPECTED MATURITY BALANCE:    $67,400,000
BORROWING ENTITY:             Togar Korman Venture III, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout: 35 payments
                              Defeasance or GRTR 1%
                              PPMT or Yield Maintenance:
                              45 payments
                              Open: 4 payments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $67,400,000
CUT-OFF DATE LTV:             66.8%
MATURITY DATE LTV:            66.8%
UNDERWRITTEN DSCR:            1.46x
MORTGAGE RATE:                6.008%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Garden
LOCATION:                     Somerset, New Jersey
YEAR BUILT/RENOVATED:         2001/NAP
UNITS:                        299
CUT-OFF BALANCE PER UNIT:     $225,418
OCCUPANCY AS OF 03/31/2008:   90.0%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          SHK Management, Inc.;
                              Suite Systems, LLC
UNDERWRITTEN NET CASH FLOW:   $5,997,565
APPRAISED VALUE:              $100,900,000
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                        FULL YEAR      FULL YEAR     ANNUALIZED
                                       (12/31/2005)   (12/31/2006)   (04/30/2007)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............    $8,586,397     $8,771,762     $8,883,855     $9,465,313
Total Expenses .....................    $3,680,682     $3,428,566     $3,467,030     $3,363,098
Net Operating Income (NOI) .........    $4,905,715     $5,343,196     $5,416,825     $6,102,215
Cash Flow (CF) .....................    $4,905,715     $5,343,196     $5,416,825     $5,997,565
DSCR on NOI ........................          1.19x          1.30x          1.32x          1.49x
DSCR on CF .........................          1.19x          1.30x          1.32x          1.46x

                             OPERATIONAL STATISTICS

                                        1 BEDROOM   2 BEDROOM
                                        ---------   ---------
Number of Units ....................         174         125
Average Rent .......................      $2,568      $3,706
Average Unit Size (SF) .............         867       1,156

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       50

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                           KORMAN SOMERSET APARTMENTS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Korman Somerset Apartments Mortgage Loan is a $67.4 million, seven-year fixed rate loan secured by a first mortgage on a 299-unit Class A apartment complex in Somerset, New Jersey. The Korman Somerset Apartment Mortgage
     Loan is interest only for the entire loan term, matures on July 1, 2014 and accrues interest at an annual rate of 6.008%.

THE BORROWER:

o    The Korman Somerset Apartments Borrower is Togar Korman Venture III, LLC, a
     New Jersey limited liability company and special purpose bankruptcy remote entity with at least one independent director for which the Korman Somerset
     Apartments Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership in Korman Somerset Apartments Borrower is held by
     TKV-BR Somerset 2, LLC (100%), a Delaware limited liability company, which is 90% owned by WM Pierce Member LLC, a Delaware limited liability company, which is 10% owned by Togar Korman Venture Somerset Holdings, LLC, a New
     Jersey limited liability company.

o    Western Multifamily LLC, which has 100% equity ownership of WM Pierce
     Member LLC, a Delaware limited liability company, is a subsidiary of Korman
     Communities, a real estate company with over 90 years of multi-family residential management experience. Korman Communities currently manages
     9,000 multi-family units throughout the eastern part of the United States.

PROPERTY:

o    The Korman Somerset Apartments Mortgaged Property consists of a fee simple interest in a 299-unit Class "A" apartment complex constructed in 2001. The improvements contain 320,166 square feet in 27 one-story to three-story buildings with 470 parking spaces situated on 20.61 acres. The Korman
     Somerset Apartments Mortgaged Property unit mix consists of 174 one bedroom units and 125 two bedroom units. The units range in size from 825 square feet to 1,200 square feet.

o    The Korman Somerset Apartments Mortgaged Property project amenities include gated access, a clubhouse, 24-seat multi-media/movie theater, meeting rooms, fitness center, hotel-style lobby, pool and sundeck, gazebo, tennis courts, barbeque areas, and business center.

o    The Korman Somerset Apartments Mortgaged Property unit amenities include private entrances and parking, gourmet kitchens with breakfast bar, designer cabinets and countertops, fireplaces, balconies, full size washer/dryer in units, two-story loft suites, and vaulted ceilings.

o    The Korman Somerset Apartments Mortgaged Property is located in Somerset,
     New Jersey, 12 miles southwest of New York City, within the Somerset submarket. The surrounding market contains 17,487 multifamily units and 4.8 million square feet of office space. Key employers in the area include
     Johnson & Johnson, Merck & Co., Sanofi-Aventis, American Standard, Imclone,
     Cardinal Health, L'Oreal, Phillips Lighting, Phillips Van Huessen, and
     Hess. Multifamily occupancy as of 2nd quarter 2007 was 97.3%. Access is provided via Interstate 287, a north/south arterial in New Jersey, and the
     New Jersey Turnpike and the Garden State Highway which are in close proximity to the Korman Somerset Apartments Mortgaged Property. The
     estimated 2007 population within the one-, three- and five-mile radius is
     3,445, 55,066, and 167,620, respectively, and an average household income within the one-, three- and five-mile radius is of $109,314, $90,720, and
     $87,032, respectively.

o    The Korman Somerset Apartments Borrower is generally required at its sole cost and expense to keep the Korman Somerset Apartments Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Korman Somerset Apartments Borrower is required, in accordance with the related loan documents, to obtain insurance against acts of terrorism.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       51

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                           KORMAN SOMERSET APARTMENTS

PROPERTY MANAGEMENT:

o    The Korman Somerset Apartments Mortgaged Property is managed by SHK
     Management, Inc. and Suite Systems, LLC, both of which are Korman
     Communities companies and borrower related entities.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       52

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                           KORMAN SOMERSET APARTMENTS

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       53

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 ARUNDEL MILLS

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       54

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                  ARUNDEL MILLS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL NOTE A-4 PRINCIPAL
   BALANCE(1):                     $64,166,666
FIRST PAYMENT DATE:                September 1, 2007
TERM/AMORTIZATION:                 84/360 months
INTEREST ONLY PERIOD:              36 months
MATURITY DATE:                     August 1, 2014
EXPECTED MATURITY BALANCE:         $61,115,226
BORROWING ENTITY:                  Arundel Finance, L.L.C.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   77 payments
                                   Open: 7 payments
PARI PASSU DEBT:                   Note A-1: $128,333,334
                                   Note A-2: $128,333,333
                                   Note A-3: $64,166,667
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)  The $385,000,000 Arundel Mills Pari Passu Whole Loan has been split into four pari passu notes: the $128,333,334 Note A-1 (not included in the Trust
     Fund), the $128,333,333 Note A-2 (not included in the Trust Fund), the
     $64,166,667 Note A-3 (not included in the Trust Fund) and the $64,166,666
     Note A-4 (included in the Trust Fund).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:   $385,000,000
NOTE A-1 CUT-OFF DATE BALANCE:     $128,333,334
NOTE A-2 CUT-OFF DATE BALANCE:     $128,333,333
NOTE A-3 CUT-OFF DATE BALANCE:     $64,166,667
NOTE A-4 CUT-OFF DATE BALANCE:     $64,166,666
CUT-OFF DATE LTV(1):               70.0%
MATURITY DATE LTV(2):              66.7%
UNDERWRITTEN DSCR(1):              1.08x
MORTGAGE RATE:                     6.140%
--------------------------------------------------------------------------------

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

(2)  Calculated based on the Whole Loan Maturity Date Balance.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Hanover, Maryland
YEAR BUILT/RENOVATED:              2000/2006
NET RENTABLE SQUARE FEET:          1,289,907
CUT-OFF BALANCE PER SF:            $298
OCCUPANCY AS OF 01/28/2008:        99.1%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Simon Management
                                   Associates II, LLC
UNDERWRITTEN NET CASH FLOW:        $30,444,640
APPRAISED VALUE:                   $550,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       55

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                  ARUNDEL MILLS

                              FINANCIAL INFORMATION

                                    FULL YEAR      FULL YEAR
                                  (12/31/2006)   (12/31/2007)   UNDERWRITTEN
                                 -------------   ------------   ------------
Effective Gross Income .......    $40,718,599     $46,131,168    $46,858,654
Total Expenses ...............    $10,205,967     $16,406,786    $15,385,604
Net Operating Income (NOI) ...    $30,512,632     $29,724,382    $31,473,050
Cash Flow (CF) ...............    $30,512,632     $29,724,382    $30,444,640
DSCR on NOI(1) ...............           1.09x           1.06x          1.12x
DSCR on CF(1) ................           1.09x           1.06x          1.08x

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

                              TENANT INFORMATION(1)

                                      RATINGS         TOTAL       % OF
TOP TENANTS                     FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF
-----------------------------   -----------------   ---------   --------   --------

Bass Pro Outdoor World ......        Not Rated       127,672       9.9%     $ 8.32
Muvico Theaters .............        Not Rated       107,190       8.3      $31.00
Burlington Coat Factory .....        CCC+/B3/B        81,282       6.3      $ 5.25
Medieval Times Dinner &
 Tournament .................        Not Rated        66,244       5.1      $ 4.67
Dave & Busters ..............         NR/B3/B-        63,631       4.9      $23.00
                                                     -------      ----
TOTAL .......................                        446,019      34.6%

                                  POTENTIAL      % POTENTIAL        SALES          LEASE
TOP TENANTS                          RENT            RENT           PSF(2)       EXPIRATION
-----------------------------   -------------   -------------   -------------   ------------

Bass Pro Outdoor World ......     $1,062,640         3.9%        $    393        10/03/2016
Muvico Theaters .............      3,322,890        12.1         $974,500(3)     12/31/2020
Burlington Coat Factory .....        426,731         1.5         $    183        01/31/2011
Medieval Times Dinner &
 Tournament .................        309,359         1.1         $    179        08/31/2023
Dave & Busters ..............      1,463,513         5.3         $    223        11/16/2010
                                  ----------        ----
TOTAL .......................     $6,585,133        23.9%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Sales are as of year end 2007.

(3)  Represents sales per screen for the 24-screen movie theater.

                           LEASE ROLLOVER SCHEDULE(1)

                       NO. OF LEASES                   % OF     CUMULATIVE     CUMULATIVE    BASE RENT
 YEAR OF EXPIRATION       EXPIRING     EXPIRING SF   TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
--------------------   -------------   -----------   --------   ----------   -------------   ----------

MTM ................        12             18,386       1.4%        18,386         1.4%      $  853,444
2008 ...............         9             33,330       2.6         51,716         4.0%      $  769,961
2009 ...............         8             14,925       1.2         66,641         5.2%      $  588,073
2010 ...............        57            326,577      25.3        393,218        30.5%      $8,186,598
2011 ...............        32            240,034      18.6        633,252        49.1%      $4,651,016
2012 ...............         6             50,478       3.9        683,730        53.0%      $1,657,222
2013 ...............         6             45,150       3.5        728,880        56.5%      $1,163,581
2014 ...............        11             49,432       3.8        778,312        60.3%      $1,254,492
2015 ...............         5             18,595       1.4        796,907        61.8%      $  564,262
2016 ...............         9            210,261      16.3      1,007,168        78.1%      $2,359,880
2017 ...............         4             57,488       4.5      1,064,656        82.5%      $1,308,884
After 2017 .........         5            213,897      16.6      1,278,553        99.1%      $4,216,807
Vacant .............        --             11,354       0.9      1,289,907       100.0%              --
                           ---          ---------     -----
TOTAL ..............       164          1,289,907     100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       56

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 ARUNDEL MILLS

                         SUMMARY OF SIGNIFICANT TENANTS

The five largest tenants, representing 34.6% of the net rentable square feet, are:

o    BASS PRO OUTLET WORLD (not rated) occupies 127,672 square feet (9.9% of square footage, 3.9% of rental income) under a 15-year lease expiring on
     October 3, 2016. The lease provides for a rental rate on a percentage rent basis equal to 2.0% of sales up to $85,000,000 and 1.5% over $85,000,000.
     The annual rent paid in 2006 equates to a rental rate per square foot of
     $8.32. There are seven 5-year options to renew the lease. Bass Pro sells a wide variety of outdoor sporting and recreational equipment and operates 40 stores located in the United States and Canada.

o    MUVICO THEATERS (not rated) occupies 107,190 square feet (24 screens, 8.3%
     of square footage, 12.1% of rental income) under a 20-year lease expiring on December 31, 2020. The lease provides for a rental rate of $31.00 per square foot and increases to $32.00 in lease year 11 and $33.00 in lease year 16. There are four 5-year options to renew the lease with the rental rate per square foot increasing to $34.00, $35.00, $36.00 and $37.00 during the four lease renewal periods, respectively. Muvico Theaters is also required to pay percentage rent equal to 8.0% of the sales exceeding
     $38,750,000 ($1,615,000 per screen) at present, with increasing breakpoints every five years. Including the four renewal periods. Muvico Theaters operates 14 theaters located in Florida, Illinois, Maryland and Tennessee.

o    BURLINGTON COAT FACTORY (rated "CCC+" by Fitch, "B3" by Moody's and "B" by
     S&P) occupies 81,282 square feet (6.3% of square footage, 1.5% of rental income) under a ten-year lease expiring on January 31, 2011. The lease provides for a rental rate of $5.25 per square foot that is constant during the remaining lease term. There are four 5-year options to renew the lease with the rental rate per square foot increasing by $0.25 each renewal period. Burlington Coat Factory is also required to pay percentage rent equal to 1.5% of the sales exceeding $15,240,375. Burlington Coat Factory sells a large assortment of designer and name-brand merchandise at 10% to
     60% less than other department stores, including coats, clothing, shoes, linens, home decor and baby items. As of June 2007 Burlington Coat Factory operates 394 stores located in 44 states. For the fiscal year ended June
     2007, net sales from continuing operations were $3.4 billion.

o    MEDIEVAL TIMES DINNER & TOURNAMENT (not rated) occupies 66,244 square feet
     (5.1% of square footage, 1.1% of rental income) under a 20-year lease expiring on August 31, 2023. The lease provides for a rental rate of $4.67 per square foot and increases by approximately 6.0% every two lease years.
     There are three ten-year options to renew the lease with the rental rate per square foot increasing by approximately six percent every two lease years. Medieval Times Dinner & Tournament is also required to pay percentage rent equal to 2.5% of the sales exceeding $14,068,864, with increasing breakpoints every two lease years during the three lease renewal periods. Medieval Times Dinner & Tournament is a dinner theater providing an authentic display of classic equestrian skills astride Andalusian horses, medieval pageantry while serving food and beverages. Founded in
     1973, Medieval Times Dinner & Tournament now operates 11 dinner theaters located in Spain, Canada, Florida, California, New Jersey, Illinois, Texas,
     South Carolina, Maryland and Georgia.

o    DAVE & BUSTERS (not rated by Fitch, rated "B3" by Moody's and "B-" by S&P)
     occupies 63,631 square feet (4.9% of square footage, 5.3% of rental income)
     under a ten-year lease expiring on November 16, 2010. The lease provides for a rental rate of $23.00 per square foot that is constant during the remaining initial lease term. There are two 5-year options to renew the lease with the rental rate per square foot increasing to $24.00 during the second lease renewal period. Dave & Buster's is also required to pay percentage rent equal to 6.0% of the sales exceeding $17,000,000. Dave &
     Buster's operates 50 large-venue, high-volume, restaurant/entertainment complexes located throughout the United States. Each Dave & Buster's offers food and beverage items, combined with an extensive array of interactive entertainment attractions, such as pocket billiards, shuffleboard, state-of the-art simulators, virtual reality and traditional carnival-style amusements and games of skill. Dave & Buster's emphasizes guest service in an upscale atmosphere to create ideal playing conditions. As of the fiscal year ended February 4, 2007, Dave & Buster's reported revenue of approximately $510.2 million and stockholder equity of $96.7 million.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       57

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 ARUNDEL MILLS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Arundel Mills Pari Passu Whole Loan is a $385.0 million seven-year fixed rate loan secured by a first mortgage on a super regional mall containing 1,289,907 square feet located in Hanover, Anne Arundel County,
     Maryland. The Arundel Mills Mortgage Loan is structured as an "Indemnity
     Deed of Trust", which is specific to the State of Maryland, whereby the owner of the Arundel Mills Borrower owns the Arundel Mills Mortgaged
     Property and therefore the owner executed the related loan agreement and security agreement. The Arundel Mills Pari Passu Loan is part of a split loan structure evidenced by four pari passu notes referred to as the
     Arundel Mills Pari Passu Note A-4 (which is included in the Trust Fund), the Arundel Mills Pari Passu Note A-1 (which is not included in the Trust
     Fund), the Arundel Mills Pari Passu Note A-2 (which is not included in the
     Trust Fund), and the Arundel Mills Pari Passu Note A-3 (which is not included in the Trust Fund). The Arundel Mills Pari Passu Mortgage Loan is
     interest only for the first three years of the loan term, matures on August
     1, 2014 and accrues interest at an annual rate of 6.140%.

THE BORROWER:

o    The Arundel Mills Borrower is Arundel Finance, L.L.C., a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent managers for which the Arundel Mills Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
     100% by Arundel Mills Limited Partnership, a Delaware limited partnership, as the Sole Member, Manager and Guarantor of the Arundel Mills Borrower.
     Equity ownership of the Arundel Mills Borrower is eventually held by The
     Mills Limited Partnership, a Delaware limited partnership, and Kan Am USA
     Tier II Limited Partnership, a Delaware limited partnership.

o    The sponsor of the Arundel Mills Loan is SPG-FCM Ventures, LLC, a joint venture between Simon Property Group and Farallon Capital Management.
     SPG-FCM Ventures acquired The Mills Corporation in March 2007 for approximately $8.0 billion. The Mills Corporation portfolio included 38 super regional malls and destination shopping centers containing a total of approximately 47 million square feet located in the United States and included the Arundel Mills Mortgaged Property.

o    Simon Property Group (not rated by Fitch and Moody's and "A-" by S&P), founded in 1960 and headquartered in Indianapolis, Indiana, is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. The Simon Property Group owns or holds an interest in 296 properties, of which 172 are regional malls, 71 are community/lifestyle shopping centers, 30 are premium outlet centers and 23 are other properties, including office buildings and hotels, located in the
     United States and Puerto Rico. In addition, Simon Property Group has international holdings located in France, Italy, Poland, Portugal, Japan,
     Mexico and Canada. As of the fiscal year ended December 31, 2006, Simon
     Property Group reported revenue of approximately $3.3 billion, net income of $563.8 million and stockholder equity of $4.0 billion.

o    Farallon Capital Management L.L.C., founded in 1986 and headquartered in
     San Francisco, manages equity capital for institutions and high net worth individuals. Institutional investors are primarily college endowments and foundations. Farallon Capital Management L.L.C. invests in public and private debt and equity securities, direct investments in private companies and real estate.

THE PROPERTY:

o    The Arundel Mills Mortgaged Property consists of a fee simple interest in a regional mall built in 2000. The collateral improvements consist of the enclosed mall and two outparcel buildings. The one-story improvements contain a total of 1,289,907 gross leasable square feet and are situated on
     148.12 acres.

o    The Arundel Mills Mortgaged Property is currently occupied by 17 anchor tenants ranging in size from 20,296 to 127,672 square feet and 147 mall tenants ranging in size from 567 (kiosk) to 11,815 square feet. The anchor tenants are Bass Pro Outdoor World, Muvico Theaters, Burlington Coat
     Factory, Medieval Times Dinner & Tournament, Dave & Buster's, Best Buy, TJ
     Maxx, Bed Bath & Beyond, Modell's Sporting Goods, Off 5th, Old Navy, Last
     Call Neiman Marcus, FYE, Off Broadway Shoes, Books-A-Million, Children's
     Place and H&M, which together occupy 60.2% of the total square feet and contribute 43.6% of the gross potential rental income. In-line shop space leasing over 10,000 square feet includes Gap Outlet, Liz Claiborne, Levis
     Outlet and Foodbrand. Together, the in-line tenants and tenants leasing over 10,000 square feet occupy 38.9% of the total square feet and contribute 56.4% of the gross potential rental income. There are 6,271 surface parking spaces, resulting in a parking ratio of 4.86 spaces per
     1,000 square feet.

o    The Arundel Mills Mortgaged Property is located approximately 25 miles northeast of the District of Columbia and nine miles southwest of
     Baltimore, Maryland. I-95, the major north/south arterial connecting the
     District of Columbia and Baltimore, is located approximately 2.5 miles west of the Arundel Mills Mortgaged Property. State Highway 100, which provides major east/west access, is located directly north of the Arundel Mills
     Mortgaged Property. Demographics for the five-mile primary trade area of the Arundel Mills Mortgaged Property include a population of 116,345 in
     38,679 households. Average household income with the primary trade area is
     $85,948.

o    In-line store sales as of December 31, 2007 were $373 per square foot.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       58

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 ARUNDEL MILLS

o    The Arundel Mills Borrower is generally required at its sole cost and expense to keep the Arundel Mills Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Arundel Mills Borrower is generally required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Extension Act of
     2005, as amended, is no longer in effect, the Arundel Mills Borrower is required to purchase terrorism insurance with a deductible not to exceed
     $5,000,000 as long as Simon Property Group, L.P. retains a majority interest in the borrower and $250,000 if Simon Property Group, L.P. does not.

PROPERTY MANAGEMENT:

o    The Arundel Mills Mortgaged Property is managed by Simon Management
     Associates II, LLC, a borrower related entity.

CURRENT PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Note A-1 ($128,333,334), Note A-2 ($128,333,333) and Note A-3
     ($64,166,667), each held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Arundel Mills Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance customarily accepted by institutional lenders; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the
     Arundel Mills Mortgage Loan, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to
     1.20x; provided, however, if either the loan-to-value ratio or the debt service coverage ratio test is not satisfied, then the Arundel Mills
     Borrower may still incur mezzanine financing, if the other terms and conditions are satisfied, the mortgagee approves and the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Arundel Mills Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       59

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 ARUNDEL MILLS

                               [SITE MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       60

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                                 ARUNDEL MILLS

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       61

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                            RESIDENCE INN -- IRVINE

                               [3 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       62

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                             RESIDENCE INN -- IRVINE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $34,000,000
FIRST PAYMENT DATE:           April 1, 2008
TERM/AMORTIZATION:            120/360 months
INTEREST ONLY PERIOD:         36 months
MATURITY DATE:                March 1, 2018
EXPECTED MATURITY BALANCE:    $31,063,342
BORROWING ENTITY:             Main Street Hotels, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                               117 payments
                               Open: 3 payments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $34,000,000
CUT-OFF DATE LTV:             73.1%
MATURITY DATE LTV:            66.8%
UNDERWRITTEN DSCR:            1.35x
MORTGAGE RATE:                6.470%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Hotel
PROPERTY SUB-TYPE:            Full Service
LOCATION:                     Irvine, California
YEAR BUILT/RENOVATED:         2001/NAP
NO. OF KEYS:                  174
CUT-OFF BALANCE PER KEYS:     $195,402
OCCUPANCY AS OF 12/31/2007:   79.6%
OWNERSHIP INTEREST:           Fee/Leasehold
PROPERTY MANAGEMENT:          Residence Inn by
                              Marriott, LLC
UNDERWRITTEN NET CASH FLOW:   $ 3,474,228
APPRAISED VALUE:              $46,500,000
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION

                                          FULL YEAR      FULL YEAR    FULL YEAR
                                        (12/31/2005)   (12/31/2006)   12/31/2007   UNDERWRITTEN
                                        ------------   ------------   ----------   ------------

Effective Gross Income .............     $7,473,598     $8,077,871    $8,435,331     $8,433,120
Total Expenses .....................     $3,890,525     $4,248,976    $4,046,446     $4,537,236
Net Operating Income (NOI) .........     $3,583,073     $3,828,895    $4,388,885     $3,895,884
Cash Flow (CF) .....................     $3,219,379     $3,434,391    $3,977,536     $3,474,228
DSCR on NOI ........................           1.39x          1.49x         1.71x          1.52x
DSCR on CF .........................           1.25x          1.34x         1.55x          1.35x

                             OPERATIONAL STATISTICS

                                          2005      2006     2007       U/W
                                        -------   -------   -------   -------
Average Daily Rate (ADR) ...........    $132.18   $150.48   $158.05   $156.38
Occupancy ..........................       84.5%     80.6%     79.6%     80.0%
RevPAR .............................    $111.69   $121.23   $125.85   $125.11
Penetration Rate(1) ................      145.6%    142.0%    134.9%

(1)   RevPAR Penetration Rate based on STR report for December 2007.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       63

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                             RESIDENCE INN -- IRVINE

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Residence Inn-Irvine Mortgage Loan is a $34.0 million, ten-year fixed rate loan secured by a first mortgage on a full service hotel located in
     Irvine, Orange County, California. The loan term is interest-only for the first three years and matures on March 1, 2018 and interest accrues at an annual interest rate of 6.470%.

THE BORROWER:

o    The Residence Inn-Irvine Borrower is Main Street Hotels, LLC, a California
     limited liability company, and a single asset special purpose bankruptcy remote entity with at least one independent director in which a non-consolidation opinion has been issued by the Residence Inn-Irvine
     Borrower's legal counsel. Equity ownership in the Residence Inn-Irvine
     Borrower is held by Robert D. Olsen (99%) and Main Street Hotels Holding
     Company, Inc. (1%) as managing member.

o    Robert Olsen founded his construction company, RD Olson Construction, in
     1979. With annual sales of more than $110 million, RD Olson Construction is one of Orange County's top ten commercial construction firms and has constructed hotels, multifamily, student housing, office and retail properties.

THE PROPERTY:

o    The Residence Inn-Irvine Mortgaged Property consists of a 174-room full service Residence Inn by Marriott hotel built in 2001. The eight-story improvements contain 142,029 square feet and are situated on 4.20 acres with 186 parking spaces resulting in a parking ratio of 1.1 per room.

o    The room mix consists of 79 studio units, 65 one bedroom units and 30 two bedroom units. Guestroom amenities include fully equipped kitchens with full sized appliances, eating area, living room, king or queen size beds, dresser, television and armoire, desk and chair, side chair, end table, lamps, pictures and mirrors, sofas, two-line phones, iron and ironing board, and coffee makers. The bathrooms contain a stand-in shower/bathtub and a built-in hair dryer.

o    Amenities at The Residence Inn-Irvine hotel include a complimentary breakfast buffet, a swimming pool, a gym, personalized grocery shopping, daily housekeeping, fully equipped kitchens, and work spaces with data ports and voicemail and an onsite 7,500 square foot restaurant
     (Souplantation Restaurant).

o    The Residence Inn-Irvine Mortgaged Property is located two miles from the
     John Wayne Airport within the Jamboree Center, a 1.6 million square foot office complex situated within the Orange County market and the Greater
     Airport submarket. The largest employers within the area are The Walt
     Disney Company (20,250), University of California-Irvine (16,374), The
     Boeing Company (11,242), St. Joseph Health System (9,482) and Yum! Brands,
     Inc. (7,000). The largest employment sectors are professional & business services (18.1%), manufacturing (12.1%), leisure & hospitality (11.2%), retail trade (10.5%) and government (10.3%). The estimated 2007 population within the one-, three- and five-mile radius is 15,052, 133,437 and
     491,219, respectively, and the average household income within the one-, three- and five-mile radius is $98,895, $92,445 and $92,466, respectively.
     Access to the Residence Inn-Irvine Mortgaged Property is provided via the
     Costa Mesa Freeway (Highway 55), located less than two miles to the west and the San Diego Freeway (I-405) located one-half mile to the south.

o    The Residence Inn-Irvine Borrower is generally required at its sole cost and expense to keep the Residence Inn-Irvine Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The related loan documents do not specifically require the Residence
     Inn-Irvine Borrower to obtain insurance against acts of terrorism, however, terrorism insurance is currently in place with respect to the Residence
     Inn-Irvine Mortgaged Property.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       64

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                             RESIDENCE INN -- IRVINE

PROPERTY MANAGEMENT:

o    The Residence Inn-Irvine Mortgaged Property is managed by Residence Inn by
     Marriott, LLC, a subsidiary of Marriott International, Inc. under a franchise agreement that expires in 2020. Marriott International, Inc., a hospitality company, operates and franchises hotels and related lodging facilities worldwide. Marriott International, Inc. develops, operates and franchises hotels and corporate housing properties under 15 brand names and sells timeshare interval, fractional ownership, and residential properties under four brand names. As of March 21, 2008, Marriott International, Inc.
     operated or franchised 3,019 lodging properties with 538,000 rooms and provided 2,153 furnished corporate housing rental units. Marriott
     International, Inc. was founded in 1971 and is headquartered in Washington,
     D.C. According to the year end financial reports dated December 28, 2007, the company reported total revenues of $12.99 billion, net income of $696.0 million and stockholders equity of $1.43 billion.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       65

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                             RESIDENCE INN -- IRVINE

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       66

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                            VINEYARD GATE APARTMENTS

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       67

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                            VINEYARD GATE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $28,300,000
FIRST PAYMENT DATE:           December 1, 2007
TERM/AMORTIZATION:            120/360 months
INTEREST ONLY PERIOD:         24 months
MATURITY DATE:                November 1, 2017
EXPECTED MATURITY BALANCE:    $25,238,346
BORROWING ENTITY:             G&SL, LLC; Vineyard Gate
                              Limited Liability Company
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                              116 payments
                              Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:     Yes
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:     Yes
   REPLACEMENT RESERVE:       $5,833
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $28,300,000
CUT-OFF DATE LTV :            74.5%
MATURITY DATE LTV:            66.4%
UNDERWRITTEN DSCR:            1.10x
MORTGAGE RATE:                6.216%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Garden
LOCATION:                     Roseville, California
YEAR BUILT/RENOVATED:         2002/NAP
UNITS:                        280
CUT-OFF BALANCE PER UNIT:     $101,071
OCCUPANCY AS OF 03/10/2008:   90.4%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Granite Bay
                              Holdings, Limited
                              Liability Company
UNDERWRITTEN NET CASH FLOW:   $ 2,290,085
APPRAISED VALUE:              $38,000,000
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                               FULL YEAR      FULL YEAR      FULL YEAR
                              (12/31/2005)  (12/31/2006)   (12/31/2007)   UNDERWRITTEN
                              -----------   ------------   ------------   ------------

Effective Gross Income ....   $3,296,078     $3,456,339     $3,569,255     $3,569,023
Total Expenses ............   $1,370,940     $1,842,033     $1,395,121     $1,208,938
Net Operating Income (NOI)    $1,925,139     $1,614,306     $2,174,134     $2,360,085
Cash Flow (CF) ............   $1,925,139     $1,066,074     $2,104,134     $2,290,085
DSCR on NOI ...............         0.92x          0.77x          1.04x          1.13x
DSCR on CF ................         0.92x          0.51x          1.01x          1.10x

                             OPERATIONAL STATISTICS
                         1 BEDROOM   2 BEDROOM   3 BEDROOM
                         ---------   ---------   ---------
Number of Units ......         112         136          32
Average Rent .........        $904      $1,146      $1,403
Average Unit Size (SF)         809       1,183       1,405

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       68

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                            VINEYARD GATE APARTMENTS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Vineyard Gate Apartments Mortgage Loan is a $28.3 million, ten-year fixed rate loan secured by a first mortgage on a 280-unit apartment complex located in Roseville, Placer County, California. The Vineyard Gate
     Apartments Mortgage Loan is interest only for the first two years of the loan term, matures on November 1, 2017 and accrues interest at an annual rate of 6.216%.

THE BORROWER:

o    The Vineyard Gate Apartments Borrowers, Vineyard Gate, Limited Liability
     Company (77.32%) and G&SL, LLC (22.68%), California limited liability companies, are non-syndicated tenants in common and single asset, special purpose entities with at least one independent director for which
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership in Vineyard Gate, Limited Liability Company is held by D. Rick
     Cheney (12.24%), the Larry J. John and Sandra John 1998 Revocable Trust
     (12.24%), the Justin Richard Landis and Sheron Chavoor Landis 1994
     Revocable Trust (27.17%), Chun Investments, LLC (47.85%) and Vineyard Gate
     Management, Inc. (0.5%) as the manager. Equity ownership in G&SL, LLC is held by Gregg and Sally Lukenbill (95.5%) and G&SL, Management, Inc.,
     (0.5%), as the manager.

o    The borrower principals are Larry John, D. Rick Cheney and Richard Chun
     (all members of Granite Bay Holdings, LLC) and Mr. Gregg Lukenbill,
     representing the second TIC, G&SL, LLC. Granite Bay Holdings, LLC is a group of integrated real estate companies founded by D. Rick Cheney and
     Larry John and headquartered in Granite Bay, California. Begun in the early
     1990's Granite Bay Holdings, LLC began by developing neighborhood retail centers, Walgreen's, and Rite Aid drug stores. Mr. Cheney has more than 20 years experience in construction, design, development, property acquisition, development, sales, management and marketing. Granite Bay
     Holdings, LLC now operates in California, Nevada, and Hawaii and primary manages and develops single-family, apartment communities, light industrial, medical and garden office parks, retail shopping centers, limited service hotels, and self-storage units.

PROPERTY:

o    The Vineyard Gate Apartments Mortgaged Property consists of a fee simple interest in a 280-unit apartment complex constructed in 2002. The Class "A"
     improvements contain 22 two-story buildings and one single story leasing office/clubhouse with 556 parking spaces situated on 14.40 acres. The unit mix consists of 112 one bedroom units, 136 two bedroom units and 32 three bedroom units.

o    The Vineyard Gate Apartments Mortgaged Property amenities include a swimming pool and spa pool, picnic areas, barbeque, two gazebos, a children's playground and play court. The rental office/clubhouse building contains the rental office, a lounge, an exercise room, common area restrooms, and a common area kitchen.

o    The Vineyard Gate Apartments Mortgaged Property unit amenities include electric range/oven with hood vent, frost-free refrigerator, dishwasher, disposal and full-size washer/dryer units. Seventy-two units contain gas fireplaces.

o    The Vineyard Gate Apartments Mortgaged Property is in the southwestern portion of Roseville, California in the Sacramento, California metropolitan statistical area. Roseville is located approximately 20 miles northeast of
     Sacramento. The Vineyard Gate Apartments Mortgaged Property is located in the Roseville submarket, which contains 5,305 units with an average occupancy level of 93.4%. The estimated 2007 population in the market area is 2.11 million and the estimated 2007 average household income is $87,822.
     The largest employment sectors are services (37.6%), government (20.7%), retail trade (10.9%) and FIRE (10.1%). The five largest employers in the market are Kaiser Permanente (7,734), Raley's (7,158), UC Davis Health
     System (6,897), CHW/Mercy (6,845) and Intel Corp. (6,800). Access to the
     market is provided by Interstate 80 which runs southwest to northeast from
     Sacramento to the northeastern suburbs and eventually to Reno, Nevada.

o    The Vineyard Gate Apartments Borrower is generally required at its sole cost and expense to keep The Vineyard Gate Apartments Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Vineyard Gate Apartments Borrower is generally required, in accordance with the related loan documents, to obtain insurance against acts of terrorism.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       69

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                            VINEYARD GATE APARTMENTS

PROPERTY MANAGEMENT:

o    The Vineyard Gate Apartments Mortgaged Property is managed by Granite Bay
     Holdings, Limited Liability Company, a full service management company with over 30 years of combined management experience serving the Sacramento,
     California area. Granite Bay Holdings, Limited Liability Company is a subsidiary of Granite Bay Holdings, LLC which specializes in property development, construction, real estate brokerage and interior design. GBH
     Management Inc., a borrower related entity, specializes in all areas of property management including residential, light commercial, multi-family housing, condominiums, hotels and self storage facilities. GBH Management
     Inc., currently manages seven properties exclusive of any of their master-planned residential projects. The portfolio includes two Walgreens drugstores, 618 apartment units, one mini-storage project totaling approximately 492 units, 60,000 square feet of industrial space and a
     15,000 square foot office complex.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       70

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                            VINEYARD GATE APARTMENTS

                               [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       71

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         PECOS I-215 II -- SANSONE PECOS

                               [3 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       72

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         PECOS I-215 II - SANSONE PECOS

--------------------------------------------------------------
                    LOAN INFORMATION
--------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $25,200,000
FIRST PAYMENT DATE:           April 1, 2007
TERM/AMORTIZATION:            120/360 months
INTEREST ONLY PERIOD:         12 months
MATURITY DATE:                March 1, 2017
EXPECTED MATURITY BALANCE:    $21,786,110
BORROWING ENTITY:             Sansone -- Pecos/I-215 II, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance: 117 payments
                              Open: 3 payments
UP-FRONT RESERVES:
   OTHER RESERVE(1):          $1,021,447
FUTURE MEZZANINE DEBT:        Yes
LOCKBOX:                      Hard
--------------------------------------------------------------

(1)  Other Reserve consists of a Shell Construction Reserve ($491,380) and a
     Rental Reserve ($530,067)

--------------------------------------------------------------
                  FINANCIAL INFORMATION
--------------------------------------------------------------
CUT-OFF DATE BALANCE:         $25,129,098
CUT-OFF DATE LTV:             62.7%
MATURITY DATE LTV:            54.3%
UNDERWRITTEN DSCR:            1.25x
MORTGAGE RATE:                5.770%
--------------------------------------------------------------

--------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------

PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Henderson, Nevada
YEAR BUILT/RENOVATED:         2006/NAP
NET RENTABLE SQUARE FEET:     121,201
CUT-OFF BALANCE PER SF:       $207
OCCUPANCY AS OF 05/07/2008:   69.4%
LEASED AS OF 05/07/2008:      79.8%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Sansone Development, LLC
UNDERWRITTEN NET CASH FLOW:   $2,211,231
APPRAISED VALUE:              $40,100,000
--------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       73

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         PECOS I-215 II -- SANSONE PECOS

                              FINANCIAL INFORMATION

                                  FULL YEAR
                                 (12/31/2007)   UNDERWRITTEN
                                 ------------   ------------
Effective Gross Income .......    $1,361,812     $3,085,752
Total Expenses ...............    $  379,611     $  764,848
Net Operating Income (NOI) ...    $  982,201     $2,320,904
Cash Flow (CF) ...............    $  982,201     $2,211,231
DSCR on NOI ..................          0.56x          1.31x
DSCR on CF ...................          0.56x          1.25x

                              TENANT INFORMATION(1)

                                                                                                % OF
                                 RATINGS          TOTAL       % OF                POTENTIAL   POTENTIAL     LEASE
TOP TENANTS                 FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT       RENT      EXPIRATION
-------------------------   -----------------   ---------   --------   --------   ---------   ---------   ----------

New Hope Medical ........       Not Rated         10,889       9.0%     $25.56     $278,334     11.2%     09/30/2012
Pecos Professional
   Offices ..............       Not Rated          9,802       8.1      $30.58      299,706     12.1      06/30/2013
Lifesigns ...............       Not Rated          7,566       6.2      $26.57      201,059      8.1      10/31/2012
TriStar Management ......       Not Rated          6,126       5.1      $28.49      174,546      7.0      01/31/2013
                                                  ------      ----                 --------     ----
TOTAL ...................                         34,383      28.4%                $953,644     38.4%
                                                  ======                           ========

(1)  Information obtained from underwritten rent roll unless otherwise stated.
     Calculations with respect to Rent PSF, Potential Rent and % of Potential
     Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                       NO. OF
                       LEASES    EXPIRING     % OF     CUMULATIVE   CUMULATIVE %   BASE RENT
 YEAR OF EXPIRATION   EXPIRING      SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
-------------------   --------   --------   --------   ----------   ------------   ---------

2011 ..............      10        36,382     30.0%       36,382        30.0%       $944,317
2012 ..............       7        32,780     27.0        69,162        57.1%       $873,923
2013 ..............       6        23,740     19.6        92,902        76.7%       $663,334
Vacant ............                28,299     23.3       121,201       100.0%             --
                        ---       -------    -----
TOTAL .............      23       121,201    100.0%
                        ===       =======    =====

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       74

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         PECOS I-215 II -- SANSONE PECOS

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 28.4% of the net rentable square feet, are:

o    NEW HOPE MEDICAL (not rated) occupies 10,889 of square footage (9.0% of square feet, 11.2% of rental income) under two 5-year leases expiring
     September 30, 2012 and December 31, 2012. The current rental rate is $25.56 per square foot with annual rate increases based upon the consumer price index with adjustments of not less than 3% but not more than 5%. There is one 5-year renewal option at the same rate and conditions. New Hope Medical is an alternative, natural, allopathic and homeopathic medical practice.
     New Hope Medical's 3,700 square foot health spa and rejuvenation area offers infrared sauna, steam sauna, contrast shower, colon therapy and lymphatic massage.

o    PECOS PROFESSIONAL OFFICES (not rated) occupies 9,802 of square footage
     (8.1% of square footage, 12.1% of rental income) under two 7-year leases expiring June 30, 2013. The current rental rate is $30.58 per square foot with annual increases of not less than 4% but not more than 7% based on the consumer price index. Pecos Professional Offices is a set of executive office suites catering to organizations with limited staffing.

o    LIFESIGNS (not rated) occupies 7,566 of square footage (6.2% of square feet, 8.1% of rental income) under a 5-year lease expiring October 31,
     2012. The current rental rate is $26.57 per square foot with annual rate increases based upon the consumer price index with adjustments of not less than 3% but not more than 5%. There is one 5-year renewal option at the same rate and conditions. Lifesigns is a comprehensive executive medical examination clinic providing physician-managed physical examinations that includes lifestyle counseling and wellness coaching. Headquartered in
     Memphis, Tennessee, Lifesigns was founded in 1992.

o    TRISTAR MANAGEMENT (not rated) occupies 6,126 of square footage (5.1% of square feet, 7.0% of rental income) under a 7-year lease expiring January
     31, 2013. The current rental rate is $28.49 per square foot with annual increases of not less than 3% but not more than 4% based on the consumer price index. TriStar Management is a residential real estate, mortgage and management company that has been in business for ten years. Pecos I-215 II
     -- Sansone Pecos Mortgaged Property is used as the TriStar Management's headquarters.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       75

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         PECOS I-215 II -- SANSONE PECOS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Pecos I-215 II -- Sansone Pecos Mortgage Loan is a $25.2 million, ten-year fixed rate loan secured by a first mortgage on seven one-story buildings and one two-story building located in Henderson, Nevada. The
     Pecos I-215 II -- Sansone Pecos Mortgage Loan is interest-only for the first year, matures on March 1, 2017 and accrues interest at an annual rate of 5.770%.

THE BORROWER:

o    The Pecos I-215 II -- Sansone Pecos Borrower, Sansone - Pecos/I-215 II,
     LLC, a Nevada limited liability company, is a special purpose, bankruptcy remote entity for which a non-consolidation opinion has been issued by the
     Pecos I-215 II -- Sansone Pecos Borrower's legal counsel. Equity ownership in the Pecos I-215 II -- Sansone Pecos Borrower is held by A. and S. Trust
     u/a/d July 7, 1997 (99.5%), a borrower principal, and Sansone --
     Pecos/I-215 II Manager, Inc. (0.5%), with equity ownership held by A. and
     S. Trust u/a/d July 7, 1997 (100%) and George Ames as trustee.

o    Roland M. Sansone and A. and S. Trust u/a/d July 7, 1997, with George Ames as trustee, are co-Borrower Principals, who report a combined $4.06 million liquidity and $192.3 million net worth as of July 31, 2007. Ronald M.
     Sansone is the founder and president of Sansone Companies. Founded in 1978,
     Sansone Companies is a diversified real estate company that specializes in development, management, leasing, market and development research, and property sales.

THE PROPERTY:

o    The Pecos I-215 II -- Sansone Pecos Mortgaged Property consists of a fee simple interest in seven one-story and one two-story buildings that were built in 2006. The improvements contain 121,201 net rentable square feet and are situated on 7.61 acres.

o    The Pecos I-215 II -- Sansone Pecos Mortgaged Property is part of the larger Sansone Pecos I-215 office park which in total consists of 16 buildings containing approximately 233,351 net rentable square feet. The
     Pecos I-215 II -- Sansone Pecos Mortgaged Property contains a total of eight buildings. Collateral parking consists of 538 spaces resulting in a parking ratio of 4.4 spaces per 1,000 square feet.

o    The Pecos I-215 II -- Sansone Pecos Mortgaged Property is located in
     Henderson, Nevada, a southeast suburb of Las Vegas, Nevada and is located in the Southeast submarket which has approximately 5.7 million square feet of office space and is largely dominated by master-planned communities.
     There is access to and from the Pecos I-215 II -- Sansone Pecos Mortgaged
     Property neighborhood by means of the Southern Las Vegas Beltway I-215
     Freeway/SR-146 located one mile north and the I-515 Freeway/US-93, located
     2.3 miles east. The estimated 2007 population within a one-, three- and five-mile radius is 17,336, 139,721 and 238,452, respectively, and the estimated average household income within a one-, three- and five-mile radius is $81,258, $76,927 and $69,614, respectively.

o    The Pecos I-215 II -- Sansone Pecos Borrower is generally required at its sole cost and expense to keep The Pecos I-215 II -- Sansone Pecos Mortgaged
     Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The related loan documents do not contain an exclusion for insurance with respect to acts of terrorism.

PROPERTY MANAGEMENT:

o    The Pecos I-215 II -- Sansone Pecos Mortgaged Property is managed by
     Sansone Development, LLC, a borrower principal related entity and division of Sansone Development. Based in Las Vegas, Sansone Development, LLC has
     been in business since 1978 and currently manages eight commercial properties in the Las Vegas area containing 472,653 square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Pecos I-215 II -- Sansone Pecos Borrower is permitted to incur mezzanine financing on a one-time basis upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) more than 36 months have expired since the closing date of the Pecos I-215 II -- Sansone Pecos
     Mortgage Loan; (c) a permitted mezzanine lender originates such mezzanine financing; (d) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance customarily reasonably satisfactory to the mortgagee; (e) the amount of such mezzanine loan, when added to the outstanding principal balance of the Pecos I-215 II -- Sansone
     Pecos Mortgage Loan, must result in a loan-to-value ratio less than or equal to 75% and a debt service coverage ratio greater than or equal to
     1.25x; and (f) confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Pecos I-215 II -- Sansone Pecos Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       76

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         PECOS I-215 II -- SANSONE PECOS

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       77

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         COMMONWEALTH STORAGE FACILITY

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       78

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                          COMMONWEALTH STORAGE FACILITY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     Bank of America
LOAN PURPOSE:                    Acquisition
ORIGINAL PRINCIPAL BALANCE:      $23,750,000
FIRST PAYMENT DATE:              February 1, 2008
TERM/AMORTIZATION:               120/360 months
MATURITY DATE:                   January 1, 2018
EXPECTED MATURITY BALANCE:       $20,529,481
BORROWING ENTITY:                Virginia Industrial, LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/Defeasance:
                                 114 payments
                                 Open: 6 payments
UP-FRONT RESERVES:
   TAX RESERVE:                  Yes
   IMMEDIATE REPAIR
      RESERVE:                   $493,388
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                  Yes
   TI/LC RESERVE:                $20,850
   REPLACEMENT RESERVE:          $3,479
FUTURE MEZZANINE DEBT:           Yes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:            $23,652,468
CUT-OFF DATE LTV:                65.7%
MATURITY DATE LTV:               57.0%
UNDERWRITTEN DSCR:               1.16x
MORTGAGE RATE:                   6.607%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                   Industrial
PROPERTY SUB-TYPE:               Warehouse
LOCATION:                        Suffolk, Virginia
YEAR BUILT/RENOVATED:            1974/2007
NET RENTABLE SQUARE FEET:        692,190
CUT-OFF BALANCE PER SF:          $34
OCCUPANCY AS OF 05/31/2008:      94.8%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Jeffrey Management
                                 Corporation
UNDERWRITTEN NET CASH FLOW:      $2,105,506
APPRAISED VALUE:                 $36,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       79

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                          COMMONWEALTH STORAGE FACILITY

                              FINANCIAL INFORMATION

                                                UNDERWRITTEN
                                                ------------
 Effective Gross Income .....................    $2,789,064
 Total Expenses .............................    $  500,442
 Net Operating Income (NOI) .................    $2,288,622
 Cash Flow (CF) .............................    $2,105,506
 DSCR on NOI ................................          1.26x
 DSCR on CF .................................          1.16x

                              TENANT INFORMATION(1)

                                     RATINGS         TOTAL      % OF              POTENTIAL   % POTENTIAL    LEASE
TOP TENANTS                     FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT         RENT     EXPIRATION
------------------------------  -----------------  ---------  --------  --------  ----------  -----------  ----------

   Lion-Vallen ................     Not Rated       206,160     29.8%     $4.15   $  855,354      30.5%    04/01/2009
   Progressive Distribution ...     Not Rated       187,860     27.1      $4.33      813,434      29.0     06/01/2017
   Laufen .....................     Not Rated       120,800     17.5      $4.48      540,944      19.3     11/01/2011
   Sonoco Products Company ....    NR/Baa2/BBB+      68,840      9.9      $3.79      260,904       9.3     05/01/2011
                                                    -------     ----              ----------      ----
 TOTAL .......................                      583,660     84.3%             $2,470,636      88.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF LEASES  EXPIRING    % OF    CUMULATIVE    CUMULATIVE   BASE RENT
YEAR OF EXPIRATION       EXPIRING       SF     TOTAL SF   TOTAL SF   % OF TOTAL SF   EXPIRING
--------------------  -------------  --------  --------  ----------  -------------  ----------

MTM ...............         1          18,000     2.6%      18,000         2.6%      $ 72,000
2009 ..............         4         224,160    32.4      242,160        35.0%      $936,174
2011 ..............         3         189,640    27.4      431,800        62.4%      $801,848
2012 ..............         3          33,030     4.8      464,830        67.2%      $183,673
2017 ..............         1         187,860    27.1      652,690        94.3%      $813,434
Vacant ............        --          39,500     5.7      692,190       100.0%            --
                          ---         -------   -----
TOTAL .............        12         692,190   100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       80

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                          COMMONWEALTH STORAGE FACILITY

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 84.3% of the total net rentable square feet, are:

o    LION-VALLEN (not rated) occupies 206,160 square feet (29.8% of square feet,
     30.5% of rental income) under one ten-year lease and one two-year lease expiring April 1, 2009 and one ten-year lease expiring September 1, 2009.
     The current rental rate per square foot of $4.15 per square foot has annual increases of not less than 3% but not more than 7% based on the consumer price index. Lion-Vallen has the option to terminate its lease on 23,000 square feet as of September 30th of any lease year beginning with September
     2002, provided the tenant gives the landlord three months advance notice.
     Lion-Vallen is a privately owned government contracting company for armed forces supply services. The Lion-Vallen joint venture is responsible for inventory optimization for the bases and other military installations needs through a paperless procurement, management and distribution program designed to eliminate inventory redundancy at locations. Lion-Vallen has occupied the space since October 1999.

o    PROGRESSIVE DISTRIBUTION (not rated) occupies 187,860 square feet (27.1% of square feet, 29.0% of rental income) under a 17-year lease expiring June 1,
     2017 with two five-year renewal options. The current rental rate per square foot of $4.33 per square foot has rate increases of 5% every two years.
     Progressive Distribution shall have the option to terminate its lease at the end of the fifth lease year upon 180 days prior written notice to the end of the fifth lease year. Progressive Distribution is a privately owned affiliate of Evans Distribution and was founded in 1984. Progressive
     Distribution offers full logistics dedicated to providing customers innovative and flexible logistics solutions.

o    LAUFEN (not rated) occupies 120,800 square feet (17.5% of square feet,
     19.3% of rental income) under a four-year lease and an eight-year lease, both expiring November 1, 2011 with two three-year renewal options. The current rental rate per square foot of $4.48 per square foot has annual increases of not less than 3% but not more than 7% based on the consumer price index. Laufen is a ceramic tile company that uses its space at the
     Commonwealth Storage Facility Mortgaged Property as their center for importing, warehousing and distributing their products throughout the
     United States. Progressive Distribution has invested over $1 million into its premises at the Commonwealth Storage Facility Mortgaged Property.

o    SONOCO PRODUCTS COMPANY (NYSE: "SON") (rated "Baa2" by Moody's, "BBB+" by
     S&P and not rated by Fitch) occupies 68,840 square feet (9.9% of square feet, 9.3% of rental income) under a five-year lease expiring May 1, 2011.
     The current rental rate per square foot of $3.79 per square foot has annual increases of not less than 3% but not more than 7% based on the consumer price index. Sonoco Products Company, a publicly owned global manufacturer and provider of packaging services, uses the space for manufacturing of containers for industrial and consumer products. Sonoco Products Company provides industrial and consumer packaging products, and packaging services worldwide. Sonoco Products Company offers rigid paper and plastic packaging products, including composite paperboard cans, paperboard pails, single-wrap paperboard packages, fiber cartridges, bottles, jars, tubs, cups, trays and squeeze tubes; plastic and metal ends and closures; and
     printed flexible packaging products. Sonoco Products Company's packaging services include packaging supply chain management services, such as custom packing and artwork management; and designing, manufacturing, assembling, packing and distributing temporary, semi-permanent, and permanent point-of-purchase displays, as well as contract packaging and co-packing services. Sonoco Products Company, formerly known as the Southern Novelty
     Company, was founded in 1899 and is based in Hartsville, South Carolina.
     According to the year end financial reports dated December 31, 2007, Sonoco
     Products Company reported $4.04 billion in revenue, $214.16 million in net income and stockholder equity of $1.44 billion.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       81

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                          COMMONWEALTH STORAGE FACILITY

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Commonwealth Storage Facility Mortgage Loan is a $23.75 million, ten-year fixed rate loan secured by a first mortgage on a nine-building industrial warehouse in Suffolk, Virginia. The Commonwealth Storage
     Facility Mortgage Loan matures on January 1, 2018 and accrues interest at an annual rate of 6.607%.

THE BORROWER:

o    The Commonwealth Storage Facility Borrower, Virginia Industrial, LLC, a
     Virginia limited liability company, is a special purpose single asset entity with entity ownership held by Suffolk Industrial LLC, a Virginia limited liability company (100%). Equity ownership of Suffolk Industrial
     LLC is held by Jeffery J. Feil Trustee et al (77.73%), Jeffery J. Feil
     (9.09%), JJF Kids Trust (9.09%), EJB Kids Trust (3.64%) and Jonathan
     Estreich (0.45%).

o    The borrower principal, Jeffery Feil, is president of The Feil
     Organization. The Feil Organization, a privately held real estate firm based in New York City, was founded over 50 years ago. The Feil
     Organization has a portfolio of more than 18 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, and thousands of acres of undeveloped land across the United States.
     Properties in the Feil Organization's portfolio are located in New York,
     New Jersey, Illinois, Indiana, Louisiana, Missouri, Ohio, Pennsylvania,
     Texas and Virginia.

THE PROPERTY:

o    The Commonwealth Storage Facility Mortgaged Property consists of a fee simple interest in nine one-story buildings that were constructed in three phases, 1974, 1996 and 2007. The improvements contain 692,190 net rentable square feet and are situated on 36.4 acres.

o    The Commonwealth Storage Facility Mortgaged Property is an industrial warehouse/distribution facility that is designed for receipt of materials, storage, and delivery and provides the tenants with dock, grade and rail loading. The improvements contain four grade level overhead doors and 88 dock high overhead doors on the east side of the Commonwealth Storage
     Facility Mortgaged Property and a 2,300 foot railroad spur on the west side for shipping and receiving. Parking is provided by 300 spaces or 2.3 spaces per 1,000 feet. On average clear heights are 28 feet.

o    The Commonwealth Storage Facility Mortgaged Property is located in the
     Hampton Roads area of Eastern Virginia. Hampton Roads is at the eastern terminus of Interstate 64 providing access to I-95 and I-85, includes two international airports (Norfolk International Airport and Newport
     News-Williamsburg International Airport), numerous military bases and is the home of the Port of Hampton Roads, the second largest shipping center on the east coast behind New York City.

o    The Commonwealth Storage Facility Mortgaged Property is located in
     Norfolk-Newport News-Virginia Beach metropolitan statistical area, in the
     Southside Industrial submarket which has 9.8 million square feet of industrial space and an average occupancy level of 96.6%. The largest employers in the area are the United States government (50,000), Northrop
     Grumman Newport News (18,000), Sentara Healthcare (14,500), Virginia Beach
     City Public Schools (9,620) and Norfolk Naval Shipyard (7,000). The
     estimated 2007 population within a one-, three- and five-mile radius is
     10,744, 32,741 and 41,689. The estimated average household income within one-, three- and five-mile radius is $42,609, $53,450 and $56,866, respectively, and the Commonwealth Storage Facility Mortgaged Property is
     located at the intersection of the CSX rail line and the Norfolk-Southern rail line. Land uses within the neighborhood consist of a mixture of industrial, vacant land and residential development.

o    The Commonwealth Storage Facility Borrower is generally required at its sole cost and expense to keep the Commonwealth Storage Facility Mortgaged
     Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Commonwealth Storage Facility Borrower is generally required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that the Commonwealth Storage
     Facility Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $50,000, an amount that is subject to an increase of 5% per annum.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       82

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                          COMMONWEALTH STORAGE FACILITY

PROPERTY MANAGEMENT:

o    The Commonwealth Storage Facility Mortgaged Property is managed by Jeffrey
     Management Corporation, a borrower related management company.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Commonwealth Storage Facility Borrower is permitted to incur mezzanine financing on a one-time basis upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Commonwealth Storage
     Facility Mortgage Loan, must result in a loan-to-value ratio less than or equal to 75% and a debt service coverage ratio greater than or equal to
     1.10x; and (e) confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Commonwealth Storage Facility Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       83

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

                         COMMONWEALTH STORAGE FACILITY

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       84

                      (This Page Intentionally Left Blank)

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

CONTACT INFORMATION

BANC OF AMERICA SECURITIES LLC

Geordie Walker
(704) 388-1597 (Phone)
(704) 388-9677 (Fax)
geordie.r.walker@bankofamerica.com

Chris Springer
(704) 388-1597 (Phone)
(704) 388-9677 (Fax)
chris.springer@bankofamerica.com

BARCLAYS CAPITAL INC.

Haejin Baek
(212) 412-1863 (Phone)
(212) 412-7489 (Fax)
haejin.baek@barclayscapital.com

Jeff Lewis
(212) 412-5950 (Phone)
(212) 412-7333 (Fax)
jeff.lewis@barcap.com

John Caputo
(212) 412-5950 (Phone)
(212) 412-7333 (Fax)
john.caputo@barcap.com

Gino Ammirati
(212) 412-1142 (Phone)
(212) 412-7319 (Fax)
gino.ammirati@barcap.com

CITIGROUP GLOBAL MARKETS INC.

Paul Vanderslice
(212) 723-6156 (Phone)
(212) 723-8599 (Fax)
paul.t.vanderslice@citigroup.com

Angela Vleck
(212) 816-8087 (Phone)
(212) 816-8307 (Fax)
angela.j.vleck@citigroup.com

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU
SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS
THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER
AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY
DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO
DG.PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE SECURITIES MAY NOT BE
SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND THE OTHER
UNDERWRITERS AND THEIR AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE
SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL
BANKING RELATIONSHIP WITH THE ISSUER. SEE "IMPORTANT NOTICE REGARDING THE
OFFERED CERTIFICATES" IN THIS FREE WRITING PROSPECTUS.